                                                                    EXHIBIT 4.15

                                                                            Page

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                           FIRST LIEN CREDIT AGREEMENT

                                   dated as of

                                 March 30, 2006,

                                      among

                                PANAVISION INC.,

                            THE LENDERS PARTY HERETO

                                       and

                                 CREDIT SUISSE,

                  as Administrative Agent and Collateral Agent

                     ______________________________________

                       CREDIT SUISSE SECURITIES (USA) LLC

                                       and

                            BEAR, STEARNS & CO. INC.,
                   as Joint Bookrunners and Co-Lead Arrangers

                      BEAR STEARNS CORPORATE LENDING INC.,
                              as Syndication Agent

                        CIT LENDING SERVICES CORPORATION

                                      and

                  NATEXIS BANQUES POPULAIRES, NEW YORK BRANCH

                           as Co-Documentation Agents
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                                        i

                                   (continued)

                                                                            Page

                                    ARTICLE I

                                   Definitions

                                   ARTICLE II

                                   The Credits

SECTION 2.21. Assignment of Commitments Under Certain

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01. Organization; Powers............................................58

                                       ii

                                   (continued)

                                   ARTICLE IV

                              Conditions of Lending

SECTION 4.01. All Credit Events...............................................65
SECTION 4.02. First Credit Event..............................................65

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.07. Maintaining Records; Access to Properties and Inspections;

                                      iii

                                   (continued)

                                   ARTICLE VI

                               Negative Covenants

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

                                   ARTICLE IX

                                  Miscellaneous

                                       iv

                                   (continued)

                                        v

                                   (continued)

                                                                            Page

SCHEDULES

Schedule 1.01     -   Subsidiary Guarantors
Schedule 2.01     -   Lenders and Commitments
Schedule 3.08     -   Subsidiaries
Schedule 3.09     -   Litigation
Schedule 3.17     -   Environmental Matters
Schedule 3.18     -   Insurance
Schedule 3.19(a)  -   UCC Filing Offices
Schedule 3.19(c)  -   Foreign Pledge Agreements
Schedule 3.20(a)  -   Owned Real Property
Schedule 3.20(b)  -   Leased Real Property
Schedule 3.21     -   Labor Matters
Schedule 6.01     -   Existing Indebtedness
Schedule 6.02     -   Existing Liens
Schedule 6.07     -   Transactions with Affiliates

EXHIBITS

Exhibit A    -   Form of Administrative Questionnaire
Exhibit B    -   Form of Assignment and Acceptance
Exhibit C    -   Form of Borrowing Request
Exhibit D    -   Form of First Lien Guarantee and Collateral Agreement
Exhibit E    -   Form of Intercreditor Agreement
Exhibit F    -   Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
Exhibit G-1  -   Form of Promissory Note (Revolving Loans)
Exhibit G-2  -   Form of Promissory Note (Term Loans)
Exhibit H        Form of U.S. Tax Compliance Certificate

                                       vi

                        CREDIT AGREEMENT dated as of March 30, 2006 (this
                  "AGREEMENT"), among PANAVISION INC., a Delaware corporation
                  (the "BORROWER"), the Lenders (as defined in Article I), and
                  CREDIT SUISSE, as administrative agent (in such capacity, the
                  "ADMINISTRATIVE AGENT") and as collateral agent (in such
                  capacity, the "COLLATERAL AGENT") for the Lenders.

      The Borrower has requested the Lenders to extend credit in the form of (a)
Term Loans (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I) on the
Closing Date, in an aggregate principal amount not in excess of $195,000,000, and (b) Revolving Loans at any time and from time to time prior to the Revolving
Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $35,000,000. The Borrower has also requested the Swingline
Lender to extend credit, at any time and from time to time prior to the
Revolving Credit Maturity Date, in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $5,000,000. The
Borrower has requested the Issuing Bank to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $10,000,000, to be used by the Borrower for the general corporate purposes of the Borrower and its Subsidiaries. The proceeds of the Term Loans, together with up to $3,000,000 of loans under the Revolving Facility and the proceeds of the Second Lien Term
Facility made on the Closing Date, are to be used solely (a) to satisfy and discharge the Senior Note Indenture pending the redemption of the Borrower's outstanding Senior Notes, (b) to acquire the PX Inventory from PX (UK) Limited for up to $8,000,000 in cash, (c) to repay in full and terminate the JPMorgan
Credit Agreement, the Mafco Credit Agreement and the GECC Credit Agreement and
to repay an aggregate principal amount not exceeding $15,000,000 of the PX Loan
Agreement, (d) to make (or to refinance Indebtedness incurred to make)
investments in Genesis and other high-definition cameras, (e) to pay related fees, interest expenses and prepayment premiums and (f) for general corporate purposes of the Borrower and the Subsidiaries. The proceeds of the Revolving
Loans made after the Closing Date and the Swingline Loans are to be used solely for ongoing working capital needs and general corporate purposes of the Borrower and the Subsidiaries, including to pay amounts due and owing in respect of
Letters of Credit and to finance Permitted Acquisitions.

      The Lenders are willing to extend such credit to the Borrower, and the
Issuing Bank is willing to issue Letters of Credit for the account of the
Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

                                                                               2

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a)
the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

      "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in Section 2.05(b).

      "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

      "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries,
Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term
"Affiliate" shall also include any person that directly or indirectly owns 10%
or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

      "AGGREGATE REVOLVING CREDIT EXPOSURE" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

      "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal
Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Administrative
Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause
(b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective
Rate, as the case may be.

      "APPLICABLE PERCENTAGE" shall mean, for any day, (a) with respect to any
Eurodollar Term Loan or ABR Term Loan, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Term Spread" or "ABR
Term Spread", as the case may be, (b) with respect to any Swingline Loan, the applicable percentage set forth below under the caption "ABR Revolving Spread", and (c) with respect to any Eurodollar Revolving Loan or ABR Revolving Loan, as
the case may be, the applicable percentage set forth below under the caption
"Eurodollar Revolving Spread" or "ABR Revolving Spread", as the case may be, based upon the Total Leverage Ratio as of the relevant date of determination:

                                                                               3

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TOTAL LEVERAGE RATIO       EURODOLLAR     ABR           EURODOLLAR     ABR TERM
                           REVOLVING      REVOLVING     TERM           SPREAD
                           SPREAD         SPREAD        SPREAD
--------------------------------------------------------------------------------
Category 1                      3.00%       2.00%         3.00%          2.00%

Greater than or equal
to 3.75 to 1.00
--------------------------------------------------------------------------------
Category 2                      2.75%       1.75%         2.75%          1.75%

Less than 3.75 to 1.00
--------------------------------------------------------------------------------

Each change in the Applicable Percentage resulting from a change in the Total
Leverage Ratio shall be effective with respect to all Loans and Letters of
Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b)
and Section 5.04 (d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, until the Borrower shall have delivered the financial statements and certificates required by Section 5.04(b) and Section 5.04(d), respectively, for the period ended September 30, 2006, the Total Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage. In addition, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and
Section 5.04(d), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Total Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable
Percentage.

      "ASSET SALE" shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of the
Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors'
qualifying shares) or (b) any other assets of the Borrower or any of the
Subsidiaries (other than (i) inventory, uneconomic, damaged, obsolete or worn out assets, scrap, cash and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) sales, transfers or other dispositions between or among Subsidiaries that are not Subsidiary Guarantors, (iii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $250,000, (iv) the sale of services, or the termination of any contracts, in each case in the ordinary course of business, (v) leasing or sub-leasing of property or licenses or sub-licenses entered into in the ordinary course of business (vi) the termination of the agreement previously disclosed to the Administrative Agent in writing prior to the Closing Date, (vii) the sale, transfer or other disposition to Panavision (1998) Limited of

                                                                               4

the Equity Interests of Panavision NZ Limited owned by the Borrower) and (viii)
dispositions among or between Subsidiaries that are not Loan Parties.

      "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative
Agent, in the form of Exhibit B or such other form as shall be approved by the
Administrative Agent.

      "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

      "BORROWER TAXES" shall mean (a) the Federal income taxes that the Borrower would be required to pay were the Borrower the common parent corporation of an affiliated group of corporations, within the meaning of Section 1504(a) of the
Code, that has elected to file consolidated federal income tax returns, and the
Domestic Subsidiaries were members of such group, (b) the aggregate State and local income tax that Borrower and/or any of its Domestic Subsidiaries would have incurred with respect to each relevant State and local taxing jurisdiction for which Borrower and/or any Domestic Subsidiary of Borrower participates with
Mafco or any subsidiary of Mafco (other than Borrower or any Subsidiary of
Borrower) in the filing of a combined State or local income tax return with such jurisdiction if Borrower and/or any Domestic Subsidiary of Borrower had filed with such jurisdiction a separate return (in a case where only one member of the
Borrower Tax Group joins in the filing of such combined return) or a combined return including only those members of the Borrower Tax Group actually joining in such combined return (in a case where more than one member of the Borrower
Tax Group joins in the filing of such combined return) and (c) the aggregate foreign income tax that any of Borrower's Foreign Subsidiaries would have incurred with respect to each relevant foreign taxing jurisdiction for which any
Foreign Subsidiary of the Borrower participates with any foreign subsidiary of
Mafco (other than Borrower or any Subsidiary of Borrower) in the filing of a combined foreign income tax return with such jurisdiction if any such Foreign
Subsidiary of Borrower had filed with such jurisdiction a separate return (in a case where only one Foreign Subsidiary of the Borrower Tax Group joins in the filing of such combined return) or a combined return including only those
Foreign Subsidiaries of the Borrower Tax Group actually joining in the such combined return (in a case where more than one Foreign Subsidiary of the
Borrower joins in the filing of such combined return).

      "BORROWING" shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

      "BORROWING REQUEST" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

      "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close;
provided, however, that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY"

                                                                               5

shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "CAPITAL EXPENDITURES" shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease
Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, but excluding in each case any such additions or other capital expenditures (i) made with asset sale proceeds, (ii) made with the proceeds of purchase money Indebtedness incurred in compliance with Section 6.01(e), (iii)
made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation or (iv) constituting the purchase price of any
Permitted Acquisition.

      "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      A "CHANGE IN CONTROL" shall be deemed to have occurred if (a) Mafco shall fail to own, directly or indirectly, beneficially and of record, shares representing at least 51% of each of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity
Interests of the Borrower, (b) any "person" or "group" (within the meaning of
Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than Mafco or a wholly owned subsidiary of Mafco that is not a
Mafco Operating Company shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (c) a majority of the seats (other than vacant seats) on the board of directors of the
Borrower shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

      "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing
Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any
Governmental Authority made or issued after the date of this Agreement.

                                                                               6

      "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans,
Term Loans, Other Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit
Commitment, Term Loan Commitment, Incremental Term Loan Commitment or Swingline
Commitment.

      "CLOSING DATE" shall mean March 30, 2006.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "COLLATERAL" shall mean all the "Collateral" as defined in any Security
Document and shall also include the Mortgaged Properties and the Foreign Pledged
Collateral.

      "COLLATERAL AGENCY AGREEMENT" shall mean the Collateral Agency Agreement, dated as of January 16, 2004, as amended, supplemented or modified from time to time, among JPMorgan Chase Bank, N.A., as bank agent and administrative agent and the Note Trustee.

      "COMMITMENT" shall mean, with respect to any Lender, such Lender's
Revolving Credit Commitment, Term Loan Commitment, Incremental Term Loan
Commitment and Swingline Commitment.

      "COMMITMENT FEE" shall have the meaning assigned to such term in Section
2.05(a).

      "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean the Confidential
Information Memorandum of the Borrower dated March 2006.

      "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income, franchise and similar Tax expenses for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) other non-cash charges (other than the write-down of current assets acquired after the Closing Date) for such period,
(v) any extraordinary losses determined in accordance with GAAP, (vi) any non-recurring charges or losses (other than cash restructuring charges), (vii)
costs and expenses incurred in such period in connection with obtaining any amendment, modification or waiver of any Loan Document or Second Lien Loan
Document, (viii) costs and expenses incurred in such period in connection with any transaction permitted by Section 6.06(a)(v), (ix) costs and expenses incurred in such period in connection with the Transactions in a cumulative aggregate amount not in excess of $12,000,000, (x) subject to the approval of the Administrative Agent, costs and expenses incurred in such period in connection with Permitted Acquisitions, (xi) cash restructuring charges and cash charges relating to compliance with Section 404 of the Sarbanes-Oxley Act of
2002 and systems implementation in a cumulative aggregate amount not in excess of $7,000,000 and (xii) costs and expenses incurred in such period pursuant to any employee stock option or stock purchase plan or employee benefit plan in

                                                                               7

existence from time to time in a cumulative aggregate amount not in excess of
$10,000,000, and minus (b) without duplication (i) all cash payments made during such period on account of reserves, non-cash restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(iv) or
(a)(vi) above, as the case may be, in a previous period (except, in the case of reserves and restructuring charges, to the extent the amount thereof is permitted to be added to Consolidated Net Income in such period pursuant to clauses (a)(xi) and (a)(xii) above) and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP. For purposes of determining the Interest Coverage
Ratio, the Total Leverage Ratio and the First Lien Leverage Ratio as of or for
the periods of four consecutive fiscal quarters ended on June 30, 2006,
September 30, 2006 and December 31, 2006, Consolidated EBITDA shall be deemed to be equal to (a) for the fiscal quarter ended on September 30, 2005, $22,382,000,
(b) for the fiscal quarter ended on December 31, 2005, $18,452,000 and (c) for the fiscal quarter ended on March 31, 2006, $11,763,000.

      "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the cash interest expense (including imputed interest expense in respect of Capital Lease
Obligations and Synthetic Lease Obligations) of the Borrower and the
Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any
Subsidiary with respect to interest rate Hedging Agreements. For purposes of determining the Interest Coverage Ratio for the period of four consecutive fiscal quarters ended on June 30, 2006, September 30, 2006, and December 31,
2006, Consolidated Interest Expense shall be deemed to be equal to (a) for the fiscal quarter ended on September 30, 2005, $7,558,000, (b) for the fiscal quarter ended on December 31, 2005, $7,558,000 and (c) for the fiscal quarter ended on March 31, 2006, $7,849,000. For the avoidance of doubt, "Consolidated
Interest Expense" shall not include (i) any costs or expenses incurred in connection with the Transactions, to the extent that the cumulative aggregate amount thereof does not exceed $12,000,000 or (ii) any costs or expenses incurred in connection with any refinancing, renewal, extension, amendment, modification or waiver of any Indebtedness of the Borrower or any Subsidiary permitted hereunder.

      "CONSOLIDATED NET INCOME" shall mean, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) the income or loss of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such person's assets are acquired by the Borrower or any Subsidiary, (c) the income of any person in which any other person (other than the Borrower or a wholly owned subsidiary of the Borrower or any director holding qualifying shares in accordance with applicable law) has a joint interest, except

                                                                               8

to the extent of the amount of dividends or other distributions actually paid to the Borrower or a wholly owned subsidiary of the Borrower by such person during such period, (d) any gains attributable to sales of assets out of the ordinary course of business and (e) foreign exchange gains or losses.

      "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

      "CREDIT EVENT" shall have the meaning assigned to such term in Section
4.01.

      "CREDIT FACILITIES" shall mean the revolving credit, swingline, letter of credit and term loan facilities provided for by this Agreement.

      "CURRENT ASSETS" shall mean, at any time, the consolidated current assets
(other than cash and Permitted Investments) of the Borrower and the
Subsidiaries.

      "CURRENT LIABILITIES" shall mean, at any time, the consolidated current liabilities of the Borrower and the Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and
(b) outstanding Revolving Loans and Swingline Loans.

      "DECLINED PROCEEDS" shall have the meaning assigned to such term in
Section 2.13(f).

      "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

      "DEFAULTING LENDER" shall mean any Revolving Credit Lender that has (a)
defaulted in its obligation to make a Revolving Loan or to fund its participation in a Letter of Credit or Swingline Loan required to be made or funded by it hereunder, (b) notified the Administrative Agent or a Loan Party in writing that it does not intend to satisfy any such obligation or (c) become insolvent or the assets or management of which has been taken over by any
Governmental Authority.

      "DEFERRED COLLATERAL REQUIREMENT" shall mean the requirement that 65% of the outstanding Equity Interests of each Foreign Subsidiary owned by any Loan
Party shall have been pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to a Foreign Pledge Agreement, and the Collateral
Agent shall have received certificates or other instruments, if any, representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank and the legal opinions referred to in Section 5.16.

      "DISQUALIFIED STOCK" shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a

                                                                               9

sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Term Loan
Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity
Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Term Loan Maturity Date. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders of such Equity Interests have the right to require the
Borrower to repurchase or redeem such Equity Interests upon the occurrence of a change of control will not constitute Disqualified Stock if the terms of such
Equity Interests provide that the Borrower may only repurchase or redeem such
Equity Interests if and to the extent then permitted by this Agreement.

      "DOLLARS" or "$" shall mean lawful money of the United States of America.

      "DOMESTIC SUBSIDIARIES" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

      "ELIGIBLE ASSIGNEE" shall mean any (i)commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or invests in bank loans as one of its businesses or (ii)any of
Mafco and its Affiliates (excluding the Borrower, its Controlled Affiliates and any Subsidiary of Mafco that, directly or indirectly, owns Equity Interests of the Borrower)) that are "accredited investors" (as defined in Regulation D under the Securities Act of 1933, as amended); provided that neither the Borrower nor any Affiliate thereof (other than set forth in clause(ii)) shall be an Eligible
Assignee; provided, further, that any Loans or Commitments held by Mafco or any of its Affiliates shall be disregarded in the determination of the Required
Lenders at any time.

      "ENVIRONMENTAL LAWS" shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, and orders (including consent orders), in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

      "ENVIRONMENTAL LIABILITY" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) non-compliance with any Environmental Law, (b)
exposure to any Hazardous Materials, (c) the Release of any Hazardous Materials
or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                                                                              10

      "EQUITY INTERESTS" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person.

      "EQUITY ISSUANCE" shall mean any issuance or sale by the Borrower or any
Subsidiary of any Equity Interests of the Borrower or any Subsidiary, as
applicable, except in each case for (a) any issuance or sale to the Borrower or any Subsidiary, (b) any issuance of directors' qualifying shares, (c) sales or issuances of common stock of the Borrower to management or employees of the
Borrower or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time and (d) sales or issuances of Equity Interests of the Borrower to Mafco or any wholly owned subsidiary of Mafco that is not a Mafco Operating Company.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

      "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA EVENT" shall mean (a) any "reportable event", as defined in Section
4043 of ERISA or the regulations issued thereunder, with respect to a Plan
(other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d)
of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA
Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or
Plans or to appoint a trustee to administer any Plan; (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA; (g) the receipt by the
Borrower or any of its ERISA Affiliates of any notice, or the receipt by any
Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a
"prohibited transaction" with respect to which the Borrower or any of the
Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable or (i) any Foreign Benefit Event.

      "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                                                                              11

      "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article
VII.

      "EXCESS CASH FLOW" shall mean, for any fiscal year of the Borrower (or, in the case of the fiscal year ended December 31, 2006 (except for purposes of determining changes in noncash working capital), the portion thereof commencing on the Closing Date and ending on December 31, 2006), the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii)
reductions to noncash working capital of the Borrower and the Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current
Liabilities from the beginning to the end of such fiscal year), and (iii) the amount, if any, of cash excluded pursuant to clause (b)(vi) below in the preceding fiscal year that was not, in fact, used to make the Permitted
Acquisition for which such cash was committed during such fiscal year, over (b)
the sum, without duplication, of (i) the amount of any Tax Payments and Taxes payable in cash by the Borrower and the Subsidiaries with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year payable in cash,
(iii) Capital Expenditures made in cash (or, without duplication, committed to be made pursuant to a binding agreement in effect at the end of such fiscal year if in fact made in cash within 75 days of the end of such fiscal year) in accordance with Section 6.10 during such fiscal year, except to the extent financed with the proceeds of Indebtedness (other than Revolving Loans or
Swingline Loans), equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (iv) permanent repayments of Indebtedness (other than (x) mandatory prepayments of Loans under
Section 2.13, (y) Voluntary Prepayments and (z) loans under the Second Lien
Credit Agreement) made by the Borrower and the subsidiaries during such fiscal year, but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (v) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus
Current Liabilities from the beginning to the end of such fiscal year), (vi)
cash used during such fiscal year to finance Permitted Acquisitions or (without duplication) to be used to finance Permitted Acquisitions for which a binding agreement was entered into during such fiscal year, in each case except to the extent financed (or proposed to be financed) with the proceeds of Indebtedness
(other than Revolving Loans or Swingline Loans), equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in
Consolidated EBITDA, (vii) the aggregate amount of Restricted Payments made during such fiscal year in cash in accordance with Section 6.06(a)(ii); (viii)
the aggregate amount of cash payments made during such fiscal year on account of or otherwise in connection with any of the charges, costs or expenses described in sub-clauses (a)(vi), (vii), (viii), (ix), (xi) and (xii) of the definition of
Consolidated EBITDA, in each case to the extent included in determining
Consolidated EBITDA; (ix) an amount equal to the aggregate gain on any Asset
Sale by the Borrower or its Subsidiaries during such fiscal year, to the extent included in determining Consolidated Net Income; and (x) an amount equal to the aggregate gain on any event which would be an Asset Sale by the Borrower or its
Subsidiaries during such fiscal year but for the parenthetical clause in clause
(b) of the definition thereof, to the extent included in determining
Consolidated Net Income.

                                                                              12

      "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any
Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes and backup withholding taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b)
any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a), and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the
Borrower under Section 2.21(a)), (i) any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or (ii) any withholding tax that is attributable to such Foreign Lender's failure to comply with Section 2.20(e), except in the case of (i) any withholding tax except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a) and (d) any withholding tax that is attributable to the failure of the Administrative Agent or any Lender, as applicable, to comply with Section 2.20(f), except to the extent that the Administrative Agent or such
Lender (or its assignor, if any), as applicable was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.20(a).

      "EXISTING CREDIT AGREEMENTS" shall mean (a) the JPMorgan Credit Agreement,
(b) the Mafco Credit Agreement, (c) the PX Loan Agreement and (d) the GECC
Credit Agreement.

      "E&Y" shall mean Ernst & Young LLP.

      "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the
Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if
such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative
Agent from three Federal funds brokers of recognized standing selected by it.

      "FEE LETTER" shall mean the Fee Letter dated March 17, 2006, between the
Borrower, Credit Suisse, Credit Suisse Securities (USA) LLC, Bear, Stearns & Co.
Inc. and Bear Stearns Corporate Lending Inc.

      "FEES" shall mean the Commitment Fees, the Administrative Agent Fees, the
L/C Participation Fees and the Issuing Bank Fees.

      "FINAL DETERMINATION" shall mean a closing agreement with the Internal
Revenue Service or the relevant state, local or foreign taxing authorities, an agreement contained on Internal Revenue Service Form 870-AD or other comparable form, an agreement that

                                                                              13

constitutes a determination under Section 1313(a)(4) of the Code, a claim for refund of which has been allowed, a deficiency notice with respect to which the period for filing a petition with the Tax Court or the relevant state, local or foreign tribunal has expired or a decision of a court of competent jurisdiction that is not subject to appeal or as to which the time for appeal has expired.

      "FINANCIAL OFFICER" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

      "FINANCIAL PERFORMANCE COVENANTS" shall mean the covenants set forth in
Sections 6.11, 6.12 and 6.13.

      "FIRST LIEN DEBT" shall mean, at any time, the aggregate principal amount of the Loans and unreimbursed L/C Disbursements outstanding under this Agreement at such time.

      "FIRST LIEN LEVERAGE RATIO" shall mean, on any date, the ratio of First
Lien Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date. In any period of four consecutive fiscal quarters in which a Permitted Acquisition occurs, the
First Lien Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.03.

      "FOREIGN BENEFIT EVENT" shall mean, with respect to any Foreign Pension
Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign
Pension Plan or to appoint a trustee or similar official to administer any such
Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension
Plan, (d) the incurrence of any liability in excess of $1,000,000 by the
Borrower or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by the
Borrower or any of the Subsidiaries, or the imposition on the Borrower or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $1,000,000.

      "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the
District of Columbia shall be deemed to constitute a single jurisdiction.

      "FOREIGN PENSION PLAN" shall mean any benefit plan of the Borrower or any of the Subsidiaries that under applicable law is required to be funded through a trust or other

                                                                              14

funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

      "FOREIGN PLEDGE AGREEMENT" shall mean a pledge agreement, debenture or other Security Document that is governed by the law of a jurisdiction other than the United States of America and is reasonably satisfactory in form and substance to the Collateral Agent, pursuant to which the Equity Interests of a
Foreign Subsidiary are pledged by the Borrower or any Subsidiary Guarantor to the Collateral Agent for the ratable benefit of the Secured Parties, to secure the Obligations.

      "FOREIGN PLEDGED COLLATERAL" shall mean the Equity Interests pledged by the Borrower or any Subsidiary Guarantor under the Foreign Pledge Agreements to the Collateral Agent for the ratable benefit of the Secured Parties, to secure the Obligations.

      "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is not a Domestic
Subsidiary.

      "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

      "GECC CREDIT AGREEMENT" shall mean the Term Loan and Security Agreement dated as of June 14, 2005, as amended, supplemented or otherwise modified, among
General Electric Capital Corporation, the Borrower, Mafco and the Subsidiaries
identified therein.

      "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

      "GRANTING LENDER" shall have the meaning assigned to such term in Section
9.04(i).

      "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the
"primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase
of) any security for the payment of such Indebtedness or other obligation, (b)
to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the

                                                                              15

instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated
or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

      "GUARANTEE AND COLLATERAL AGREEMENT" shall mean the First Lien Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the
Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

      "HAZARDOUS MATERIALS" shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental
Law.

      "HEDGING AGREEMENT" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

      "HOLDINGS" shall mean PX Holding Corporation, a Delaware corporation.

      "INCREMENTAL SECOND LIEN TERM LOAN COMMITMENT" shall have the meaning assigned to the term "Incremental Term Loan Commitment" in the Second Lien
Credit Agreement.

      "INCREMENTAL SECOND LIEN TERM LOANS" shall have the meaning assigned to the term "Incremental Term Loans" in the Second Lien Credit Agreement.

      "INCREMENTAL TERM BORROWING" shall mean a Borrowing comprised of
Incremental Term Loans.

      "INCREMENTAL TERM LENDER" shall mean a Lender with an Incremental Term
Loan Commitment or an outstanding Incremental Term Loan.

      "INCREMENTAL TERM LOAN AMOUNT" shall mean, at any time, the lesser of (a)
the excess, if any, of (i) $40,000,000 over (ii) the aggregate amount of all
Incremental Term Loan Commitments established prior to such time pursuant to
Section 2.24 and (b) the excess, if any, of (i) $60,000,000 over (ii) the aggregate amount of (A) all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.24 and (B) all Incremental Second Lien Term
Loan Commitments established prior to such time pursuant to the Second Lien
Credit Agreement.

      "INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT" shall mean an Incremental
Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more
Incremental Term Lenders.

                                                                              16

      "INCREMENTAL TERM LOAN COMMITMENT" shall mean the commitment of any
Lender, established pursuant to Section 2.24, to make Incremental Term Loans to the Borrower.

      "INCREMENTAL TERM LOAN MATURITY DATE" shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term
Loan Assumption Agreement.

      "INCREMENTAL TERM LOAN REPAYMENT AMOUNT" shall have the meaning assigned to such term in Section 2.11(a)(i).

      "INCREMENTAL TERM LOAN REPAYMENT DATES" shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

      "INCREMENTAL TERM LOANS" shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b). Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.24 and provided for in the relevant Incremental Term Loan Assumption Agreement,
Other Term Loans.

      "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services
(excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g)
all Guarantees by such person of Indebtedness of others, (h) all Capital Lease
Obligations and Synthetic Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit and (j) all obligations of such person in respect of bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner. In no event shall this definition include the PIK
Preferred Stock.

      "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

      "INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement dated as of the date hereof, substantially in the form of Exhibit E, among the Borrower, the Collateral Agent and the Second Lien Collateral Agent (as defined therein).

                                                                              17

      "INTEREST COVERAGE RATIO" shall mean, for any period, the ratio of (a)
Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

      "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan
(including any Swingline Loan), the last Business Day of each March, June,
September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment
Date had successive Interest Periods of three months' duration been applicable to such Borrowing.

      "INTEREST PERIOD" shall mean with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (and, if agreed to by all of the applicable Lenders, 9 or 12 months) thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

      "ISSUING BANK" shall mean, as the context may require, (a) Credit Suisse, acting through any of its Affiliates or branches, in its capacity as the issuer of Letters of Credit hereunder, and (b) any other Lender that may become an
Issuing Bank pursuant to Section 2.23(i) or 2.23(k), with respect to Letters of
Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the
Issuing Bank, in which case the term "Issuing Bank" shall include any such
Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

      "ISSUING BANK FEES" shall have the meaning assigned to such term in
Section 2.05(c).

      "JPMORGAN CREDIT AGREEMENT" shall mean the Amended and Restated Credit
Agreement dated as of May 28, 1998, as amended and restated as of January 16,
2004, and as further amended, supplemented or otherwise modified, among the
Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

      "L/C COMMITMENT" shall mean the commitment of the Issuing Bank to issue
Letters of Credit pursuant to Section 2.23.

                                                                              18

      "L/C DISBURSEMENT" shall mean a payment or disbursement made by the
Issuing Bank pursuant to a Letter of Credit.

      "L/C EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

      "L/C PARTICIPATION FEE" shall have the meaning assigned to such term in
Section 2.05(c).

      "LENDERS" shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an
Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

      "LETTER OF CREDIT" shall mean any letter of credit issued pursuant to
Section 2.23.

      "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any
Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British
Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such
Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO
Rate" shall be the interest rate per annum determined by the Administrative
Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00
a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

      "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the
Security Documents, each Incremental Term Loan Assumption Agreement and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).

      "LOAN PARTIES" shall mean the Borrower and the Subsidiary Guarantors.

                                                                              19

      "LOANS" shall mean the Revolving Loans, the Term Loans, the Other Term
Loans and the Swingline Loans.

      "MAFCO" shall mean MacAndrews & Forbes Holdings Inc.

      "MAFCO CREDIT AGREEMENT" shall mean the Second Amended and Restated Senior
Subordinated Line of Credit Agreement dated as of March 30, 2005, as amended, supplemented or otherwise modified, between the Borrower and Mafco.

      "MAFCO OPERATING COMPANY" shall mean, as of any date of determination, any subsidiary of Mafco (other than the Borrower and the Subsidiaries) that is primarily engaged in the production or sale of a product or service or other business operations. For the purposes of this Agreement, as of any date of determination, a person shall not be deemed to be primarily engaged in the production or sale of a product or service or business operations as a result of its ownership of Equity Interests of any other person, including any Mafco
Operating Company, or the making or holding of any investment in any other person, including any Mafco Operating Company.

      "MARGIN STOCK" shall have the meaning assigned to such term in Regulation
U.

      "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower and the Loan Parties, taken as a whole, to perform any of their material obligations under this Agreement, the Letters of Credit, any promissory notes executed and delivered pursuant to
Section 2.04(e), the Guarantee and Collateral Agreement, the Foreign Pledges,
any Incremental Term Loan Assumption Agreement, any Mortgage or the
Intercreditor Agreement or (c) a material impairment of the rights of or benefits available to the Lenders under any Loan Document.

      "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than the Loans and
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material
Indebtedness, the "principal amount" of the obligations of the Borrower or any
Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

      "MOODY'S" shall mean Moody's Investors Service, Inc., or any successor thereto.

      "MORTGAGED PROPERTIES" shall mean each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12.

      "MORTGAGES" shall mean the mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 5.12,

                                                                              20

each in a form and in substance reasonably acceptable to the Administrative
Agent and the Borrower.

      "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section
4001(a)(3) of ERISA.

      "NET CASH PROCEEDS" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) by the Borrower or any Subsidiary in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute
Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower's intent to reinvest such proceeds in assets of a kind then used or usable in the business of the Borrower and its
Subsidiaries (including by any acquisition of the Equity Interests of a person owning or operating such assets to the extent that such acquisition is not prohibited under this Agreement) within 360 days of receipt of such proceeds and
(y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds (up to $35,000,000 in the aggregate, excluding any casualty or condemnation proceeds) shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 360-day period (or, if the Borrower or a Subsidiaries shall have entered into a legally binding agreement within such 360-day period to reinvest such proceeds in the foregoing manner, within
180 days of the date of such agreement), at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or incurrence of Indebtedness or any Equity Issuance, the cash proceeds thereof received by the Borrower or any Subsidiary, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

      "NOTE TRUSTEE" shall mean Wilmington Trust Company, as trustee under the
Senior Note Indenture and note collateral trustee under the Collateral Agency
Agreement.

      "OBLIGATIONS" shall mean all obligations defined as "Obligations" in the
Guarantee and Collateral Agreement, the Foreign Pledge Agreements and the other
Security Documents.

      "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes, goods and services, sale or any other transfer, excise or property taxes, charges or similar levies imposed by a Governmental Authority arising from any payment made

                                                                              21

under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

      "OTHER TERM LOANS" shall have the meaning assigned to such term in Section
2.24(a).

      "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

      "PERFECTION CERTIFICATE" shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral
Agreement.

      "PERMITTED ACQUISITION" shall have the meaning assigned to such term in
Section 6.04(g).

      "PERMITTED INVESTMENTS" shall mean:

      (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

      (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, having credit ratings of not less than A-2 from S&P and P-2 from Moody's;

      (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Revolving Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than
$500,000,000;

      (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with any Revolving Lender or a financial institution satisfying the criteria of clause (c) above;

      (e) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through
(d) above;

      (f) investments in so-called "auction rate" securities rated AAA or higher by S&P or Aaa or higher by Moody's and which have a reset date not more than 90 days from the date of acquisition thereof; and

      (g) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

                                                                              22

      "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership,
Governmental Authority or other entity.

      "PIK PREFERRED STOCK" shall mean the pay-in-kind preferred stock of the
Borrower issued to Holdings on the Closing Date, with an initial aggregate liquidation preference of $49,792,000, and any additional shares of pay-in-kind preferred stock of the Borrower issued as a dividend in respect thereof, and containing such other terms and conditions as shall be reasonably acceptable to the Administrative Agent.

      "PLAN" shall mean any employee pension benefit plan (other than a
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section
412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section
4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of
ERISA.

      "PRIME RATE" shall mean the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Borrower.

      "PRO RATA PERCENTAGE" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such
Lender's Revolving Credit Commitment. In the event the Revolving Credit
Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.

      "PX INVENTORY" shall mean certain of the camera, lighting and grip assets and other assets of PX (UK) Limited, including substantially all the assets acquired by PX (UK) Limited from VFG Hire Limited (in administration) ("VFG") or lessors or other financiers to VFG on or about March 31, 2005, and any replacements or modifications thereof, accessions thereto or substitutions therefor.

      "PX LOAN AGREEMENT" shall mean the Senior Subordinated Term Loan Agreement dated December 1, 2005, as amended, supplemented or otherwise modified, between the Borrower and Holdings.

      "QUALIFIED CAPITAL STOCK" of any person shall mean any Equity Interest of such person that is not Disqualified Stock.

      "REGISTER" shall have the meaning assigned to such term in Section
9.04(d).

      "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                                                                              23

      "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "RELATED FUND" shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "RELATED PARTIES" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

      "RELEASE" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

      "REPAYMENT DATE" shall mean a Term Loan Repayment Date or an Incremental
Term Loan Repayment Date.

      "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans
(excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused
Revolving Credit Commitments and Term Loan Commitments representing more than
50% of the sum of all Loans outstanding (excluding Swingline Loans), L/C
Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term
Loan Commitments at such time; provided that the Revolving Loans, L/C Exposure,
Swingline Exposure and unused Revolving Credit Commitments of any Defaulting
Lender shall be disregarded in the determination of the Required Lenders at any time.

      "RESPONSIBLE OFFICER" of any person shall mean any executive officer or
Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

      "RESTRICTED INDEBTEDNESS" shall mean Indebtedness of the Borrower or any
Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

      "RESTRICTED PAYMENT" shall mean any dividend or other distribution
(whether in cash, securities or other property, other than dividends or distributions of Qualified Capital Stock) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any
Subsidiary.

      "REVOLVING CREDIT BORROWING" shall mean a Borrowing comprised of Revolving
Loans.

                                                                              24

      "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a)
reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

      "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving
Loans of such Lender, plus the aggregate amount at such time of such Lender's
L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline
Exposure.

      "REVOLVING CREDIT LENDER" shall mean a Lender with a Revolving Credit
Commitment or an outstanding Revolving Loan.

      "REVOLVING CREDIT MATURITY DATE" shall mean March 30, 2011.

      "REVOLVING LOANS" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01.

      "SECOND LIEN CREDIT AGREEMENT" shall mean the Second Lien Credit Agreement dated as of the date hereof among the Borrower, the lenders from time to time party thereto and Credit Suisse, as administrative agent and collateral agent, as the same may be amended, supplemented or otherwise modified from time to time.

      "SECOND LIEN LOAN DOCUMENTS" shall have the meaning assigned to the term
"Loan Documents" in the Second Lien Credit Agreement.

      "SECOND PRIORITY LIENS" shall have the meaning assigned to such term in the Intercreditor Agreement.

      "SECURED PARTIES" shall have the meaning assigned to such term in the
Guarantee and Collateral Agreement.

      "SECURITY DOCUMENTS" shall mean the Mortgages, the Guarantee and
Collateral Agreement, the Foreign Pledge Agreements, the Intercreditor Agreement
and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to
Section 5.12.

      "SENIOR NOTE INDENTURE" shall mean the Indenture dated as of January 16,
2004, as amended, modified or otherwise supplemented, between the Borrower and the Note Trustee, providing for the issuance of the Senior Notes, together with all instruments and other agreements entered into by the Borrower or any of the
Subsidiaries in connection therewith, including the Collateral Agency Agreement.

      "SENIOR NOTES" shall mean the 12-1/2% senior secured notes due 2009 issued by the Borrower on January 16, 2004, pursuant to the Senior Note Indenture.

                                                                              25

      "SPC" shall have the meaning assigned to such term in Section 9.04(i).

      "S&P" shall mean Standard & Poor's Ratings Service, or any successor thereto.

      "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch,
Affiliate, or other fronting office making or holding a Loan) is subject for
Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar
Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in
Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory
Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "PARENT"), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b)
that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "SUBSIDIARY" shall mean any subsidiary of the Borrower.

      "SUBSIDIARY GUARANTOR" shall mean each Subsidiary listed on Schedule 1.01, and each other Subsidiary that is or becomes a party to the Guarantee and
Collateral Agreement.

      "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.

      "SWINGLINE EXPOSURE" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any
Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

      "SWINGLINE LENDER" shall mean Credit Suisse, acting through any of its
Affiliates or branches, in its capacity as lender of Swingline Loans hereunder.

      "SWINGLINE LOAN" shall mean any loan made by the Swingline Lender pursuant to Section 2.22.

                                                                              26

      "SYNTHETIC LEASE" shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property
(whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.

      "SYNTHETIC LEASE OBLIGATIONS" shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any
Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease
Obligations.

      "SYNTHETIC PURCHASE AGREEMENT" shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any
Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than the Borrower or any
Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment
(other than on account of a permitted purchase by it of any Equity Interest or
Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness;
provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the
Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic
Purchase Agreement.

      "TAXES" shall mean any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority.

      "TAX GROUP" shall mean an affiliated group within the meaning of Section
1504(a) of the Code, filing (i) consolidated federal income tax returns, and
(ii) any applicable consolidated, combined or unitary tax returns for State, local and/or foreign tax purposes.

      "TAX PAYMENTS" shall mean payments in cash by the Borrower or by any
Foreign Subsidiary of the Borrower, as the case may be, to Mafco in respect of
Borrower Taxes as provided for in the Tax Sharing Agreement.

      "TAX SHARING AGREEMENT" shall mean the Tax Sharing Agreement dated as of the Closing Date, among Mafco, the Borrower and certain Subsidiaries of the
Borrower signatory thereto, as amended from time to time in accordance with
Section 6.07(b) of this Agreement.

      "TERM BORROWING" shall mean a Borrowing comprised of Term Loans.

      "TERM LENDER" shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

      "TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule
2.01

                                                                              27

or in the Assignment and Acceptance pursuant to which such Lender assumed its
Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. Unless the context shall otherwise require, the term "TERM LOAN COMMITMENTS" shall include the Incremental Term Loan Commitments.

      "TERM LOAN MATURITY DATE" shall mean March 30, 2011.

      "TERM LOAN REPAYMENT DATE" shall have the meaning assigned to such term in
Section 2.11(a)(i).

      "TERM LOANS" shall mean the term loans made by the Term Lenders to the
Borrower pursuant to clause (a) of Section 2.01. Unless the context shall otherwise require, the term "TERM LOANS" shall include any Incremental Term
Loans.

      "TOTAL DEBT" shall mean, at any time, the total Indebtedness of the
Borrower and the Subsidiaries at such time (excluding Indebtedness of the type described in clause (i) of the definition of such term, except to the extent of any unreimbursed drawings thereunder).

      "TOTAL LEVERAGE RATIO" shall mean, on any date, the ratio of Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date. In any period of four consecutive fiscal quarters in which a Permitted Acquisition occurs, the Total
Leverage Ratio shall be determined on a pro forma basis in accordance with
Section 1.03.

      "TOTAL REVOLVING CREDIT COMMITMENT" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $35,000,000.

      "TRANSACTIONS" shall mean, collectively, (a) the satisfaction and discharge of the Senior Note Indenture, redemption of the outstanding Senior
Notes and the release of all Liens securing the same, (b) the acquisition of the
PX Inventory from PX (UK) Limited for up to $8,000,000 in cash, (c) the repayment of all amounts due or outstanding under, and the termination of, the
Existing Credit Agreements, (d) the issuance of the PIK Preferred Stock, (e) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (f) the execution, delivery and performance of the Second Lien Credit Agreement by the parties thereto and the making of the borrowings thereunder and (g) the payment of related fees and expenses.

      "TREASURY REGULATIONS" shall mean the regulations promulgated under the
Code, as amended from time to time.

      "TYPE", when used in respect of any Loan or Borrowing, shall refer to the
Rate by reference to which interest on such Loan or on the Loans comprising such
Borrowing is

                                                                              28

determined. For purposes hereof, the term "RATE" shall mean the Adjusted LIBO
Rate and the Alternate Base Rate.

      "USA PATRIOT ACT" shall mean The Uniting and Strengthening America by
Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of
2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

      "VOLUNTARY PREPAYMENT" shall mean a prepayment of principal of Term Loans or Revolving Loans pursuant to Section 2.12 in any year (other than any such prepayment made with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in
Consolidated EBITDA) to the extent that (a) if such prepayment is a prepayment of Term Loans, such prepayment reduces the scheduled installments of principal due in respect of Term Loans as set forth in Section 2.11(a) in any subsequent year, and (b) if such prepayment is a prepayment of Revolving Loans, it is accompanied with a concomitant permanent reduction in the Revolving Credit
Commitments.

      "WHOLLY OWNED SUBSIDIARY" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

      "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will"
shall be construed to have the same meaning and effect as the word "shall"; and
the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this
Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan
Document or other agreement or document shall mean such agreement or document as amended, restated, substituted, refinanced, replaced, extended, restructured supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein)
and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on

                                                                              29

the operation of such covenant (or if the Administrative Agent notifies the
Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the
Required Lenders.

      SECTION 1.03. PRO FORMA CALCULATIONS. With respect to any period of four consecutive fiscal quarters during which any Permitted Acquisition occurs (and for purposes of determining whether an acquisition is a Permitted Acquisition under Section 6.04(g)), the First Lien Leverage Ratio and the Total Leverage
Ratio shall be calculated with respect to such period on a pro forma basis after giving effect to such Permitted Acquisition (including, without duplication, (a)
all pro forma adjustments permitted or required by Article 11 of Regulation S-X under the Securities Act of 1933, as amended, and (b) pro forma adjustments for cost savings (net of continuing associated expenses) to the extent such cost savings are factually supportable and have been realized or are reasonably expected to be realized following such Permitted Acquisition, provided that all such adjustments shall be reasonably acceptable to the Administrative Agent and shall be set forth in a reasonably detailed certificate of a Financial Officer of the Borrower), using, for purposes of making such calculations, the historical financial statements of the Borrower and the Subsidiaries which shall be reformulated as if such Permitted Acquisition, and any other Permitted
Acquisitions that have been consummated during the period, had been consummated on the first day of such period.

      SECTION 1.04. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this
Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving
Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a
"Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Credit Borrowing") or by Type (e.g., a "Eurodollar
Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Credit
Borrowing").

                                   ARTICLE II

                                   THE CREDITS

      SECTION 2.01. COMMITMENTS. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, (a) each Term
Lender agrees, severally and not jointly, to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment, and (b) each Revolving Credit Lender agrees, severally and not jointly, to make
Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such
Lender's Revolving Credit Commitment. Within the limits set forth in clause (b)
of the preceding sentence, and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and

                                                                              30

reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

          (b) Each Lender having an Incremental Term Loan Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Term Loan Assumption Agreement, to make Incremental
    Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment. Amounts paid or prepaid in respect of
    Incremental Term Loans may not be reborrowed.

      SECTION 2.02. LOANS. (a) Each Loan (other than Swingline Loans, as to which this Section shall not apply) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section
2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than $500,000
(except, with respect to any Incremental Term Borrowing, to the extent otherwise provided in the related Incremental Term Loan Assumption Agreement) or (ii)
equal to the remaining available balance of the applicable Commitments.

          (b) Subject to Sections 2.02(f), 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may
    request pursuant to Section 2.03. Each Lender may at its option make any
    Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one
    Type may be outstanding at the same time; provided, however, that the
    Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 10 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest
    Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

          (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than
    2:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

                                                                              31

          (d) Unless the Administrative Agent shall have received notice from a
    Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such
    Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such
    Borrowing in accordance with paragraph (c) of this Section 2.02 and the
    Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative
    Agent shall have so made funds available, then, to the extent that such
    Lender shall not have made such portion available to the Administrative
    Agent, such Lender and the Borrower severally agree to repay to the
    Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (e) Notwithstanding any other provision of this Agreement, the
    Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the
    Revolving Credit Maturity Date.

          (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata
    Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than
    2:00 p.m., New York City time, on such date (or, if such Revolving Credit
    Lender shall have received such notice later than 12:00 (noon), New York
    City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro
    Rata Percentage of such L/C Disbursement (it being understood that (i) if the conditions precedent to borrowing set forth in Sections 4.01(b) and (c)
    have been satisfied, such amount shall be deemed to constitute an ABR
    Revolving Loan of such Lender and, to the extent of such payment, the obligations of the Borrower in respect of such L/C Disbursement shall be discharged and replaced with the resulting ABR Revolving Credit Borrowing, and (ii) if such conditions precedent to borrowing have not been satisfied, then any such amount paid by any Revolving Credit Lender shall not constitute a Loan and shall not relieve the Borrower from its obligation to reimburse such L/C Disbursement), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit
    Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any

                                                                              32

    Revolving Credit Lender makes any payment pursuant to this paragraph (f);
    any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit
    Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its
    Pro Rata Percentage of such L/C Disbursement available to the Administrative
    Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to
    Section 2.06(a), and (ii) in the case of such Lender, at a rate per annum equal to, for the first such day, the Federal Funds Effective Rate and, for each day thereafter, the Alternate Base Rate.

      SECTION 2.03. BORROWING PROCEDURE. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall notify the
Administrative Agent of such request by telephone (a) in the case of a
Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three
Business Days before a proposed Borrowing, and (b) in the case of an ABR
Borrowing, not later than 2:00 p.m., New York City time, one Business Day before a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the
Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a
Term Borrowing, an Incremental Term Borrowing or a Revolving Credit Borrowing,
and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing
(provided that, until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 21 days after the Closing Date), the Borrower shall not be permitted to request a
Eurodollar Borrowing of more than one month's duration); (ii) the date of such
Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing;
and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period
with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar
Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative
Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

      SECTION 2.04. EVIDENCE OF DEBT; REPAYMENT OF LOANS. (a) The Borrower
hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender as provided in

                                                                              33

Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date. The Borrower hereby promises to pay to the Swingline Lender the then unpaid principal amount of each
Swingline Loan on the Revolving Credit Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such
    Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such
    Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Subsidiary Guarantor and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs
    (b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded (absent manifest error); provided, however, that the failure of any Lender or the
    Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

          (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in the form of Exhibit G-1 or G-2 hereto, as applicable. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

      SECTION 2.05. FEES. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and
December in each year and on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "COMMITMENT FEE") equal to 0.50% per annum on the daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit
Maturity Date or the date on which the Revolving Credit Commitment of such
Lender shall otherwise expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For purposes of calculating

                                                                              34

Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

          (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "ADMINISTRATIVE AGENT
    FEES").

          (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June,
    September and December of each year and on the date on which the Revolving
    Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C PARTICIPATION FEE") calculated on such Lender's Pro Rata
    Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of
    Credit have been canceled or have expired and the Revolving Credit
    Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each
    Letter of Credit the reasonable and customary fronting, issuance and drawing fees specified from time to time by the Issuing Bank (the "ISSUING BANK
    FEES"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

      SECTION 2.06. INTEREST ON LOANS. (a) Subject to the provisions of Section
2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the
Alternate Base Rate plus the Applicable Percentage in effect from time to time.

          (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such
    Borrowing plus the Applicable Percentage in effect from time to time.

          (c) Interest on each Loan shall be payable on the Interest Payment
    Dates applicable to such Loan except as otherwise provided in this
    Agreement. The

                                                                              35

    applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest
    Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and the Administrative Agent shall notify the Borrower and the relevant Lenders of each such determination as soon as reasonably practicable.

      SECTION 2.07. DEFAULT INTEREST. In the event that the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise (including following any Event of Default described in paragraph (g)
or (h) of Article VII with respect to the Borrower), until such defaulted amount shall have been paid in full, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section
2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum
(computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00% per annum.

      SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any
Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that deposits in the principal amounts of the Loans comprising such
Borrowing are not generally available in the London interbank market, or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar
Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the
Borrower and the Lenders. In the event of any such determination, until the
Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the
Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the
Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

      SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Term Loan
Commitments (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Term Loan Assumption Agreement)
shall automatically terminate upon the making of the Term Loans on the Closing
Date. The Revolving Credit Commitments and the Swingline Commitment shall automatically terminate on the Revolving Credit Maturity Date. The L/C
Commitment shall automatically terminate on the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date 30 days prior to the Revolving Credit Maturity Date. Notwithstanding the foregoing, all the
Commitments shall automatically terminate at 5:00 p.m., New York City time, on
April 15, 2006, if the initial Credit Event shall not have occurred by such time.

                                                                              36

          (b) Upon at least three Business Days' prior written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan
    Commitments or the Revolving Credit Commitments; provided, however, that (A)
    each partial reduction shall be in an integral multiple of $500,000 and in a minimum amount of $1,000,000 and (B) the Total Revolving Credit Commitment
    shall not be reduced to an amount that is less than the Aggregate Revolving
    Credit Exposure at the time. Each notice delivered by the Borrower pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

          (c) Each reduction in the Term Loan Commitments or the Revolving
    Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

      SECTION 2.10. CONVERSION AND CONTINUATION OF BORROWINGS. The Borrower
shall have the right at any time upon prior irrevocable notice to the
Administrative Agent by telephone (a) not later than 2:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 2:00 p.m., New York City time, three
Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a
Eurodollar Borrowing for an additional Interest Period, and (c) not later than
2:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

            (i) until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within
      21 days after the Closing Date), no ABR Borrowing may be converted into a
      Eurodollar Borrowing of more than one month's duration;

            (ii) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the
      Loans comprising the converted or continued Borrowing;

            (iii) if less than all the outstanding principal amount of any
      Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b)
      regarding the principal amount and maximum number of Borrowings of the relevant Type;

                                                                              37

            (iv) each conversion shall be effected by each Lender and the
      Administrative Agent by recording for the account of such Lender the new
      Loan of such Lender resulting from such conversion and reducing the Loan
      (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

            (v) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

            (vi) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar
      Borrowing;

            (vii) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the
      Interest Period in effect for such Borrowing into an ABR Borrowing;

            (viii) no Interest Period may be selected for any Eurodollar Term
      Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term
      Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date; and

            (ix) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

      Each telephonic notice pursuant to this Section 2.10 shall be confirmed promptly in writing by hand delivery or fax to the Administrative Agent, shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a
Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv)
if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a
Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest
Period of one month's duration. The Administrative Agent shall advise the
Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not

                                                                              38

otherwise have given notice in accordance with this Section 2.10 to convert such
Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued
into an ABR Borrowing. A conversion or continuance of a Borrowing shall not constitute a novation, repayment or re-advance of such Borrowing but shall only reflect a change in the rate or period for calculating interest on such
Borrowing.

      SECTION 2.11. REPAYMENT OF TERM BORROWINGS. (a) (i) The Borrower shall pay to the Administrative Agent, for the account of the Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a "TERM LOAN REPAYMENT
DATE"), a principal amount of the Term Loans (other than Other Term Loans) (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(f)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

          Repayment Date                                   Amount
          --------------                                   ------

          June 30, 2006                                    $487,500
          September 30, 2006                               $487,500
          December 31, 2006                                $487,500
          March 31, 2007                                   $487,500
          June 30, 2007                                    $487,500
          September 30, 2007                               $487,500
          December 31, 2007                                $487,500
          March 31, 2008                                   $487,500
          June 30, 2008                                    $487,500
          September 30, 2008                               $487,500
          December 31, 2008                                $487,500
          March 31, 2009                                   $487,500
          June 30, 2009                                    $487,500
          September 30, 2009                               $487,500
          December 31, 2009                                $487,500
          March 31, 2010                                   $487,500
          June 30, 2010                                    $487,500
          September 30, 2010                               $487,500
          December 31, 2010                                $487,500
          Term Loan Maturity Date                      $185,737,500

            (ii) The Borrower shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan
      Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(f) being called the "INCREMENTAL TERM LOAN REPAYMENT AMOUNT") equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption
      Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

                                                                              39

          (b) In the event and on each occasion that the Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

          (c) To the extent not previously paid, all Term Loans and Other Term
    Loans shall be due and payable on the Term Loan Maturity Date and the
    Incremental Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

          (d) All repayments pursuant to this Section 2.11 shall be subject to
    Section 2.16, but shall otherwise be without premium or penalty.

      SECTION 2.12. OPTIONAL PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, in accordance with the allocation provisions of this Agreement, upon at least three Business Days' prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice)
at least one Business Day prior to the date of prepayment in the case of ABR
Loans, to the Administrative Agent before 2:00 p.m., New York City time;
provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.

          (b) Optional prepayments of Term Loans shall be allocated pro rata among the outstanding Term Loans and the outstanding Other Term Loans.
    Within each Class of Term Loans, optional prepayments shall be applied as directed by the Borrower against the remaining scheduled installments of principal due in respect of such Class under Section 2.11.

          (c) Each notice of prepayment shall specify (i) the prepayment date,
    (ii) the principal amount of each Borrowing (or portion thereof) to be prepaid and (iii) the scheduled installment or installments of principal to which such prepayment is to be applied. Each such notice shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements, in which case such notice may be revoked by the Borrower (by notice to the Administrative
    Agent on or prior to the specified effective date) if such condition is not satisfied. All prepayments under this Section 2.12 shall be subject to
    Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the
    Revolving Credit Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

      SECTION 2.13. MANDATORY PREPAYMENTS. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such

                                                                              40

termination, repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans and replace or cause to be canceled (or make other arrangements reasonably satisfactory to the Administrative Agent and the
Issuing Bank with respect to) all outstanding Letters of Credit. If, after giving effect to any partial reduction of the Revolving Credit Commitments, the
Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit
Commitment, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof)
and, after the Revolving Credit Borrowings and Swingline Loans shall have been repaid or prepaid in full, replace or cause to be canceled (or make other arrangements reasonably satisfactory to the Administrative Agent and the Issuing
Bank with respect to) Letters of Credit in an amount sufficient to eliminate such excess.

          (b) Not later than the fifth Business Day following the receipt of any
    Net Cash Proceeds in respect of any Asset Sale, the Borrower shall apply
    100% of such Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(f).

          (c) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the occurrence of such
    Equity Issuance, apply 50% (or, if after giving effect to the use of the proceeds of such Equity Issuance the Total Leverage Ratio shall have been less than 3.75 to 1.0, 25%) of the Net Cash Proceeds therefrom to prepay outstanding Term Loans in accordance with Section 2.13(f).

          (d) No later than 5 days after the earlier of (i) 105 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2006, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section
    5.04(a), the Borrower shall prepay outstanding Term Loans in accordance with
    Section 2.13(f) in an aggregate principal amount equal to the excess, if any, of (i) 75% of Excess Cash Flow for the fiscal year then ended over (ii)
    Voluntary Prepayments made during such fiscal year; provided, that such percentage shall be reduced to 50% if at the end of such fiscal year the
    Total Leverage Ratio was less than 3.75 to 1.00.

          (e) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of
    Indebtedness for money borrowed of any Loan Party or any subsidiary of a
    Loan Party (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third
    Business Day next following) the receipt of such Net Cash Proceeds by such
    Loan Party or such subsidiary, apply an amount equal to 100% of such Net
    Cash Proceeds to prepay outstanding Term Loans in accordance with Section
    2.13(f).

                                                                              41

          (f) All amounts required to be paid pursuant to this Section 2.13 shall be allocated pro rata among the outstanding Term Loans and the outstanding Other Term Loans and shall be applied first, to prepay outstanding Term Loans of the Term Lenders that accept the same, which prepayments any Term Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative
    Agent, prior to any prepayment of Term Loans required to be made by the
    Borrower pursuant to this Section 2.13, to decline all (but not a portion)
    of its pro rata share of such prepayment (such declined amounts, the
    "DECLINED PROCEEDS"). Any Declined Proceeds shall be offered to the Term
    Lenders not so declining such prepayment (with such Term Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). All such accepted prepayments shall be applied first, to the scheduled installments of principal due in respect of the Term Loans under Section 2.11 within 12 months of the date on which such prepayment is made and second, pro rata to the remaining scheduled installments of principal due in respect of the Term
    Loans under Section 2.11. Thereafter, the remaining Declined Proceeds shall be applied in accordance with the mandatory prepayment provisions of the
    Second Lien Credit Agreement. Notwithstanding the foregoing, after the payment in full of the Term Loans, all amounts required to be prepaid pursuant to this Section 2.13 shall be applied first, ratably to prepay outstanding Revolving Loans and Swingline Loans, second, to fund a cash collateral account with the Collateral Agent in an amount up to the aggregate L/C Exposure at such time (in each case without any mandatory reduction in Revolving Credit Commitments) and third, in accordance with the mandatory prepayment provisions of the Second Lien Credit Agreement. Any such mandatory prepayments that are rejected by the Term Lenders and the lenders under the Second Lien Credit Facility may be retained by the
    Borrower.

          (g) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least five Business Days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the
    Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid; provided, however, that, if at the time of any prepayment pursuant to this Section 2.13 there shall be Term Borrowings of different Types or Eurodollar Term Borrowings with different Interest
    Periods, and if some but not all Term Lenders shall have accepted such mandatory prepayment, then the aggregate amount of such mandatory prepayment shall be allocated ratably to each outstanding Term Borrowing of the accepting Term Lenders. All prepayments of Borrowings under this Section
    2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

          (h) Amounts to be applied pursuant to this Section 2.13 to prepay any
    Eurocurrency Borrowing shall be deposited in a Breakage Prepayment Account
    (as defined below) if the Borrower so requests in order to avoid the incurrence of costs

                                                                              42

    under Section 2.16. On the last day of the Interest Period of such
    Eurocurrency Borrowing, the Administrative Agent shall apply any cash on deposit in such Breakage Prepayment Account to amounts due in respect of such Eurocurrency Borrowing until all amounts due in respect thereof have been satisfied (with any remaining funds being returned to the Borrower) or until all the allocable cash on deposit has been exhausted. For purposes of this paragraph (h), the term "BREAKAGE PREPAYMENT ACCOUNT" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (h) (and the Borrower shall have, pursuant to the
    Guarantee and Collateral Agreement or another Security Document, granted to the Administrative Agent a security interest in each of its Breakage
    Prepayment Accounts to secure such Obligations). The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in a
    Breakage Prepayment Account in short-term, cash equivalent investments selected by the Administrative Agent in consultation with the Borrower that mature prior to the last day of the Interest Period of the applicable
    Eurocurrency Borrowing; provided, however, that the Administrative Agent shall have no obligation to invest amounts on deposit in a Breakage
    Prepayment Account if a Default or an Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments made at the request or direction of the Borrower so that the amount available to prepay amounts due in respect of the applicable Eurocurrency Borrowing on the last day of the applicable
    Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments (which shall be for the account of the Borrower, to the extent not necessary for the prepayment of Eurocurrency Borrowings in accordance with this Section 2.13), the Breakage Prepayment Account shall not bear interest. Interest or profits, if any, on such investments in any
    Breakage Prepayment Account shall be deposited in such Breakage Prepayment
    Account and reinvested and disbursed as specified above. If the maturity of the Loans and all amounts due hereunder has been accelerated pursuant to
    Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Breakage Prepayment Accounts to satisfy any of the
    Obligations.

      SECTION 2.14. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a)
Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement, the Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the
Issuing Bank

                                                                              43

hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. Without limiting paragraph (d) of this Section 2.14, if any Lender or the Issuing Bank becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by which it has become entitled.

          (b) If any Lender or the Issuing Bank shall have determined that any
    Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time, upon the written request of such Lender or the Issuing Bank therefor, the Borrower shall pay to such Lender or the
    Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing
    Bank's holding company for any such reduction suffered. Without limiting paragraph (d) of this Section 2.14, if any Lender or the Issuing Bank becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by which it has become entitled

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall set forth in reasonable detail the manner in which such amount or amounts were determined and shall be conclusive absent manifest error. The Borrower shall pay such
    Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 Business Days after its receipt of the same.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or the Issuing Bank under paragraph (a) or (b) of this Section 2.14 with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the

                                                                              44

    fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in
    Law within such 120-day period. The protection of this Section 2.14 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

      SECTION 2.15. CHANGE IN LEGALITY. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

            (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar
      Loans, whereupon any request for a Eurodollar Borrowing (or to convert an
      ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar
      Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR
      Loan as such for an additional Interest Period or to convert a Eurodollar
      Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

            (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar
      Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) of this Section 2.15.

In the event any Lender shall exercise its rights under clause (i) or (ii)
above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.15, a notice to the Borrower by any
    Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such
    Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

      SECTION 2.16. INDEMNITY. The Borrower shall indemnify each Lender against any loss (excluding loss of anticipated profits) or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such
Lender in the performance of its obligations hereunder, which results in (i)
such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any

                                                                              45

Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the
Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or (b) any default by the
Borrower in the making of any payment or prepayment of any Eurodollar Loans that have become due and payable in accordance with this Agreement. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the
Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect
(or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

      SECTION 2.17. PRO RATA TREATMENT. Except as provided below in this Section
2.17 with respect to Swingline Loans and as required under Section 2.12, Section
2.13 or 2.15, each Borrowing, each payment or prepayment of principal of any
Borrowing, each payment of interest on the Loans, each payment of the Commitment
Fees, each payment of the L/C Participation Fees, each reduction of the Term
Loan Commitments or the Revolving Credit Commitments and each conversion of any
Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Credit
Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders
(including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

      SECTION 2.18. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any
Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have

                                                                              46

purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C
Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C
Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The
Borrower expressly consents to the foregoing arrangements and agrees that any
Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such
Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

      SECTION 2.19. PAYMENTS. (a) The Borrower shall make each payment
(including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment
(other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing
Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section
2.22(e)) shall be made to the Administrative Agent at its offices at Eleven
Madison Avenue, New York, NY 10010. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

          (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the
    Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative
    Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower does not in fact make such payment, then each of the
    Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to

                                                                              47

    such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the
    Administrative Agent to represent its cost of overnight or short-term funds
    (which determination shall be conclusive absent manifest error).

      SECTION 2.20. TAXES. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other
Loan Document shall be made free and clear of and without deduction for any
Indemnified Taxes or Other Taxes; provided that if the Borrower or any other
Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent,
Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan
Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the
    Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the
    Borrower or any other Loan Party hereunder or under any other Loan Document, in each case including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20 and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental
    Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the
    Administrative Agent on behalf of itself, a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as reasonably practicable after any payment of Indemnified
    Taxes or Other Taxes by the Borrower or any other Loan Party to a
    Governmental Authority, the Borrower shall deliver to the Administrative
    Agent the original or a certified copy of a receipt issued by such
    Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the
    Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower
    (with a copy to the Administrative Agent), at

                                                                              48

    the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          (f) The Administrative Agent (as applicable) and each Foreign Lender shall deliver to the Borrower (or, in the case of a participant, to the
    Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8ECI
    and/or Form W-8IMY, as appropriate, or, in the case of an Administrative
    Agent or Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of
    "portfolio interest," a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Administrative Agent or Foreign
    Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents.
    Each Lender that is a "U.S. Person" as defined in Section 7701(a)(30) of the
    Code shall deliver to the Borrower two properly completed and duly executed copies of U.S. Internal Revenue Service Form W-9. Such forms shall be delivered by the Administrative Agent (as applicable) and each Lender on or before the date such Administrative Agent or Lender becomes a party to this
    Agreement (or, in the case of any participant, on or before the date such participant purchases the related participation). Each Lender shall provide such forms, certificates and documentation at the time or times prescribed by applicable law and reasonably requested by the Borrower. The
    Administrative Agent (as applicable) and each Lender shall deliver new forms promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by such Administrative Agent or Lender. Each Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered form to the
    Borrower.

          (g) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund or credit of any Taxes or Other
    Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section
    2.20, it shall within thirty (30) days from the date of such receipt pay over such refund or credit to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.20 with respect to the Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses of the
    Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that the Borrower, upon the request of the
    Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund or credit to such Governmental Authority. This Section 2.20(g)
    shall not be construed to require the Administrative Agent or any Lender to

                                                                              49

    make available its tax returns (or any other information relating to its taxes which it, in its sole discretion, deems confidential) to the Borrower or any other person.

      SECTION 2.21. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY
TO MITIGATE. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20 or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required
Lenders and such amendment, waiver or other modification is consented to by the
Required Lenders, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section
9.04(b)), upon notice to such Lender or the Issuing Bank, as the case may be, and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligation with respect to the Class of Loans or
Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is
being assigned, of the Issuing Bank and the Swingline Lender), which consents shall not unreasonably be withheld or delayed; provided, further, that no such consent shall be required for (A) an assignment of Revolving Loans or Revolving
Credit Commitments made to another Revolving Lender or (B) an assignment of Term
Loans or Term Loan Commitments made to another Lender or to an Affiliate or a
Related Fund of such other Lender, and (z) the affected Lender or the Issuing
Bank shall have received in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such
Lender or the Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such
Lender's or the Issuing Bank's claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) of this Section 2.21), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its

                                                                              50

right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each
Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender's interests hereunder in the circumstances contemplated by this paragraph.

          (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental
    Authority on account of any Lender or the Issuing Bank, pursuant to Section
    2.20, then such Lender or the Issuing Bank shall use reasonable efforts
    (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any
    Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

      SECTION 2.22. SWINGLINE LOANS. (a) SWINGLINE COMMITMENT. Subject to the
terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Closing Date and until the earlier of the
Revolving Credit Maturity Date and the termination of the Revolving Credit
Commitments, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $5,000,000 or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit
Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $250,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the
Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

          (b) SWINGLINE LOANS. The Borrower shall notify the Swingline Lender by fax, or by telephone (promptly confirmed by fax), not later than 2:00 p.m.,
    New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a
    Business Day) and amount of such Swingline Loan and the wire transfer instructions for the account of the Borrower to

                                                                              51

which the proceeds of the Swingline Loan should be disbursed. The Swingline
Lender shall make each Swingline Loan by wire transfer to the account specified in such request.

          (c) PREPAYMENT. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice (or telephone notice promptly confirmed by written, or fax notice) to the Swingline Lender before 2:00 p.m., New York City time, on the date of prepayment at the Swingline Lender's address for notices specified in Section 9.01.

          (d) INTEREST. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section
    2.06(a).

          (e) PARTICIPATIONS. The Swingline Lender may by written notice given to the Administrative Agent not later than 2:00 p.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline
    Loans outstanding. Such notice shall specify the aggregate amount of
    Swingline Loans in which Revolving Credit Lenders will participate. The
    Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender's Pro
    Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such
    Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or
    Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a
    Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each
    Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such
    Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The
    Administrative Agent shall notify the Borrower of any participations in any
    Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline
    Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative
    Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the
    Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not

                                                                              52

    relieve the Borrower (or other party liable for obligations of the Borrower)
    of any default in the payment thereof.

      SECTION 2.23. LETTERS OF CREDIT. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account or for the account of any of its wholly owned subsidiaries (in which case the Borrower and such wholly owned subsidiary of the Borrower shall be co-applicants with respect to such Letter of
Credit), in a form reasonably acceptable to the Administrative Agent and the
Issuing Bank, at any time and from time to time while the L/C Commitment remains in effect. This Section 2.23 shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

          (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN
    CONDITIONS. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent
    (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such
    Letter of Credit is to expire (which shall comply with paragraph (c) of this
    Section 2.23), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $10,000,000 and (ii) the
    Aggregate Revolving Credit Exposure shall not exceed the Total Revolving
    Credit Commitment.

          (c) EXPIRATION DATE. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of
    Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the
    Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

          (d) PARTICIPATIONS. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the
    Issuing Bank hereby grants to each Revolving Credit Lender, and each such
    Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in

                                                                              53

    furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C
    Disbursement made by the Issuing Bank and not reimbursed by the Borrower
    (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section
    2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) REIMBURSEMENT. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the
    Administrative Agent an amount equal to such L/C Disbursement not later than
    2:00 p.m., New York City time, on the next Business Day following the
    Business Day on which the Borrower shall have received notice from the
    Issuing Bank that payment of such draft has been made.

          (f) OBLIGATIONS ABSOLUTE. The Borrower's obligations to reimburse L/C
    Disbursements as provided in paragraph (e) of this Section 2.23 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

            (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

            (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

            (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of
      Credit, the Issuing Bank, the Administrative Agent or any Lender or any
      other person, whether in connection with this Agreement, any other Loan
      Document or any other related or unrelated agreement or transaction;

            (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                                                                              54

            (vi) any other act or omission to act or delay of any kind of the
      Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.23, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

      Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the
Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such
Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or wilful misconduct of the Issuing Bank.

          (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the
    Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder;
    provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the
    Revolving Credit Lenders with respect to any such L/C Disbursement.

          (h) INTERIM INTEREST. If the Issuing Bank shall make any L/C
    Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in

                                                                              55

    Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

          (i) RESIGNATION OR REMOVAL OF THE ISSUING BANK. The Issuing Bank may
    resign at any time by giving 30 days' prior written notice to the
    Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative
    Agent and the Lenders. Upon the acceptance of any appointment as the Issuing
    Bank hereunder by a Lender that shall agree to serve as successor Issuing
    Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the Borrower and the Administrative Agent, and,
    from and after the effective date of such agreement, (i) such successor
    Lender shall have all the rights and obligations of the previous Issuing
    Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.
    After the resignation or removal of the Issuing Bank hereunder, the retiring
    Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other
    Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional
    Letters of Credit.

          (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the
    Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral
    Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the
    Collateral Agent as collateral for the payment and performance of the
    Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted
    Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest.
    Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the
    Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding

                                                                              56

    Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three
    Business Days after all Events of Default have been cured or waived.

          (k) ADDITIONAL ISSUING BANKS. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such
    Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to any other Issuing Bank and such Lender.

      SECTION 2.24. INCREMENTAL TERM LOANS. (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term
Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Loan Lenders, which may include any existing
Lender; provided that each Incremental Term Loan Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested
(which shall be in minimum increments of $1,000,000 and a minimum amount of
$5,000,000 or such lesser amount equal to the remaining Incremental Term Loan
Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice), and (iii) whether such
Incremental Term Loan Commitments are commitments to make additional Term Loans or commitments to make term loans with terms different from the Term Loans
("OTHER TERM LOANS").

          (b) The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption
    Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of each
    Incremental Term Loan Lender. Each Incremental Term Loan Assumption
    Agreement shall specify the terms of the Incremental Term Loans to be made thereunder; provided that, without the prior written consent of the Required
    Lenders, (i) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan Maturity Date, (ii) the average life to maturity of the Other Term Loans shall be no shorter than the average life to maturity of the Term Loans and (iii) if the initial yield on such Other Term
    Loans (as determined by the Administrative Agent to be equal to the sum of
    (x) the margin above the Adjusted LIBO Rate on such Other Term Loans and (y)
    if such Other Term Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from the Borrower or any Affiliate thereof for doing so (the amount of such discount or fee, expressed as a percentage of the Other Term Loans, being referred to herein as "OID"), the amount

                                                                              57

    of such OID divided by the lesser of (A) the average life to maturity of such Other Term Loans and (B) four) exceeds by more than 25 basis points
    (the amount of such excess above 25 basis points being referred to herein as the "YIELD DIFFERENTIAL") the Applicable Percentage then in effect for
    Eurocurrency Term Loans, then the Applicable Percentage then in effect for
    Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each
    Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan
    Assumption Agreement, this Agreement shall be deemed amended to the extent
    (but only to the extent) necessary to reflect the existence and terms of the
    Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby.

          (c) Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.24 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of
    Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a
    Financial Officer of the Borrower, (ii) any consent or waiver under, or amendment to, the Second Lien Credit Agreement necessary to permit the incurrence of such Incremental Term Loans shall have been obtained and become effective or would become effective contemporaneously with the effectiveness of such Incremental Term Loan Commitment, (iii) the Borrower would be in pro forma compliance with the covenants set forth in Sections
    6.11, 6.12 and 6.13 as of the most recently completed period of four consecutive fiscal quarters ending prior to such date of effectiveness for which the financial statements and certificates required by Section 5.04(a)
    or 5.04(b) have been delivered, assuming that the Incremental Term Loans evidenced by such Incremental Term Loan Commitment were fully funded, and
    (iv) except as otherwise specified in the applicable Incremental Term Loan
    Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the
    Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02.

          (d) Each of the parties hereto hereby agrees that the Administrative
    Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished by requiring each outstanding Eurocurrency Term Borrowing to be converted into an ABR Term Borrowing on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding
    Eurocurrency Term Borrowing on a pro rata basis. Any conversion of
    Eurocurrency Term Loans to ABR Term Loans required by the preceding sentence shall be subject to Section 2.16. If any Incremental Term Loan is to be
    allocated to an existing Interest Period for a Eurocurrency Term Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable
    Incremental Term Loan

                                                                              58

    Assumption Agreement. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section
    2.11(a)(i) required to be made after the making of such Incremental Term
    Loans shall be ratably increased by the aggregate principal amount of such
    Incremental Term Loans.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Administrative Agent, the
Collateral Agent, the Issuing Bank and each of the Lenders that:

      SECTION 3.01. ORGANIZATION; POWERS. The Borrower and each of the
Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent the concept of good standing is recognized in the jurisdiction of organization of a
Subsidiary), (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse
Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

      SECTION 3.02. AUTHORIZATION. The Transactions (a) have been duly authorized by all requisite corporate, limited liability company, partnership
(as applicable) and, if required, stockholder or member action and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party, (B) any order of any Governmental Authority or (C)
any provision of any indenture, material agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute
(alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, material agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any
Loan Party (other than any Liens created hereunder or under the Security
Documents and the Second Priority Liens).

         SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan
Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of

                                                                              59

creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      SECTION 3.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the
United States Patent and Trademark Office, the United States Copyright Office
and, with respect to intellectual property that is the subject of a registration or application outside of the United States, the taking of any appropriate actions required under applicable law, (b) recordation of the Mortgages and (c)
such as have been made or obtained and are in full force and effect, except where the failure to make or obtain the same could not reasonably be expected to be adverse in any material respect to the rights or interests of the Lenders.

      SECTION 3.05. FINANCIAL STATEMENTS. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholder's equity and cash flows for the three fiscal years ended
December 31, 2003, 2004 and 2005, audited by E&Y and accompanied by the opinion of E&Y, independent registered public accounting firm. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof required to be disclosed therein in accordance with GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

          (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and related pro forma statements of income, as of December 31, 2005, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the 12-month period ending on such date. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the
    Confidential Information Memorandum (which assumptions are believed by the
    Borrower on the date hereof to be reasonable), are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the
    Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated
    Subsidiaries as of such date and for such period, assuming that the
    Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

      SECTION 3.06. NO MATERIAL ADVERSE CHANGE. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations or condition
(financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2005.

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      SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of
the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged
Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by
Section 6.02.

          (b) Each of the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect except, in each case to the extent failure to comply or failure to be in full force and effect, as the case may be, could not reasonably be expected to have a Material Adverse Effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except where the failure so to enjoy could not reasonably be expected to result in a Material Adverse
    Effect.

      SECTION 3.08. SUBSIDIARIES. Schedule 3.08 sets forth as of the Closing
Date a list of all Subsidiaries and the percentage ownership interest of the
Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and, to the extent applicable, non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents and any Second Priority Liens).

      SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth on
Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the
Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan
Document or the Transactions or (ii) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a
    Material Adverse Effect.

          (c) Neither the Borrower nor any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged
    Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

                                                                              61

      SECTION 3.10. AGREEMENTS. (a) Neither the Borrower nor any of the
Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (b) Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.11. FEDERAL RESERVE REGULATIONS. (a) Neither the Borrower nor
any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

          (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

      SECTION 3.12. INVESTMENT COMPANY ACT. Neither the Borrower nor any
Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

      SECTION 3.13. USE OF PROCEEDS. The Borrower will (a) use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the introductory statement to this Agreement and (b) use the proceeds of Incremental Term Loans only to finance Permitted Acquisitions
(including the payment of related fees and expenses); provided that, to the extent that the aggregate principal amount of any such Incremental Term Loans borrowed in good faith to finance a Permitted Acquisition shall exceed the cash consideration payable in respect of such Permitted Acquisition, the Borrower shall be entitled to apply such excess (i) to repay outstanding Revolving Loans
(with no commitment reductions) or (ii) to the extent that no Revolving Loans shall be outstanding, for the general corporate purposes of the Borrower and its
Subsidiaries.

      SECTION 3.14. TAX RETURNS. Each of the Borrower and the Subsidiaries has
filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due, payable or remittable by it and all assessments received by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves or (b) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      SECTION 3.15. NO MATERIAL MISSTATEMENTS. None of (a) the Confidential
Information Memorandum or (b) any other written information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower or the

                                                                              62

Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast, projection or other forward looking information and information of a general economic nature, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that forecasts and projections are subject to uncertainties and that there can be no assurance such results will be achieved); provided further, that in the case of information, schedules, exhibits or reports or other documents made, delivered or prepared by persons other than the Borrower, the Subsidiaries and their agents, such representation and warranty is subject to the qualification that it is true and correct only to the knowledge of the Borrower and the Subsidiaries.

      SECTION 3.16. EMPLOYEE BENEFIT PLANS. (a) Each of the Borrower and its
ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect.

          (b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan. With respect to each
    Foreign Pension Plan, none of the Borrower, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject the Borrower or any Subsidiary, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
    With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.17. ENVIRONMENTAL MATTERS. (a) Except as set forth in Schedule
3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect, neither the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability,

                                                                              63

(iii) has received notice of any claim with respect to any Environmental
Liability or (iv) knows of any basis for any Environmental Liability.

          (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a
    Material Adverse Effect.

      SECTION 3.18. INSURANCE. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the
Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums for which payment is due have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

      SECTION 3.19. SECURITY DOCUMENTS. (a) The Guarantee and Collateral
Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured
Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and
(i) when the Pledged Collateral (as defined in the Guarantee and Collateral
Agreement) is delivered to the Collateral Agent, the Lien created under the
Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the
Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected
Lien on, and security interest in, all right, title and interest of the Loan
Parties in such Collateral (other than Intellectual Property, as defined in the
Guarantee and Collateral Agreement), in each case prior and superior in right to any other person, other than with respect to Liens (other than any Second
Priority Lien) expressly permitted by Section 6.02.

          (b) Upon the recordation of the Guarantee and Collateral Agreement with the United States Patent and Trademark Office and the United States
    Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected
    Lien on, and security interest in, all right, title and interest of the Loan
    Parties in the Intellectual Property (as defined in the Guarantee and
    Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by
    Section 6.02 (it being understood that subsequent recordings in the United
    States Patent and Trademark Office and the United States Copyright Office
    may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the
    Loan Parties after the date hereof).

                                                                              64

          (c) The Foreign Pledge Agreements will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Foreign Pledged
    Collateral described therein and the proceeds thereof and when (i) the filings and registrations specified in the applicable Foreign Pledge
    Agreement, or otherwise required to be filed in connection therewith, are filed or registered in the offices specified on Schedule 3.19(c), or (ii)
    other requirements with respect to appropriate instruments are satisfied in connection therewith, such Foreign Pledge Agreement shall provide for a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in the Foreign Pledged Collateral, in
    each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

      SECTION 3.20. LOCATION OF REAL PROPERTY AND LEASED PREMISES. (a) Schedule
3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The
Borrower and the Subsidiaries own in fee all the real property set forth on
Schedule 3.20(a).

          (b) Schedule 3.20(b) lists completely and correctly as of the Closing
    Date all real property leased by the Borrower and the other Loan Parties and the addresses thereof. The Borrower and the other Loan Parties have valid leases in all the real property set forth on Schedule 3.20(b) except to the extent the failure to do so could not reasonably be expected to have a
    Material Adverse Effect.

      SECTION 3.21. LABOR MATTERS. Except as set forth on Schedule 3.21 or as could not reasonably be expected to have a Material Adverse Effect, as of the
Closing Date, (a) there are no strikes, lockouts or slowdowns against the
Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened, (b) the hours worked by and payments made to employees of the
Borrower and the Subsidiaries have not been in violation of the Fair Labor
Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (c) all payments due from the Borrower or any
Subsidiary, or for which any claim may be made against the Borrower or any
Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the
Borrower or such Subsidiary or otherwise accounted and reserved for in a legal and customary manner. The consummation of the Transactions will not give rise to any right of termination on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound or the right to modify any material terms of any such collective bargaining agreement.

      SECTION 3.22. SOLVENCY. Immediately after the consummation of the
Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each
Loan, (a) the fair value of the assets of the Loan Parties, on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other

                                                                              65

liabilities become absolute and matured; (c) the Loan Parties, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d)
the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing
Date.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

      The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

      SECTION 4.01. ALL CREDIT EVENTS. On the date of each Borrowing (including each Borrowing of a Swingline Loan but excluding the continuation or conversion of outstanding Eurodollar Loans), and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a
"CREDIT EVENT"):

          (a) The Administrative Agent shall have received a notice of such
    Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline
    Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).

          (b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

      Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

      SECTION 4.02. FIRST CREDIT EVENT. On the Closing Date:

          (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of Paul,
    Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Borrower, substantially to the effect set forth in Exhibit F, (A) dated the Closing
    Date, (B) addressed to the Issuing Bank, the Administrative Agent and the
    Lenders, and (C) covering such other matters relating

                                                                              66

    to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

          (b) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation (or comparable organizational document), including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or comparable entity) of the state of its organization, and a certificate as to the good standing of each
    Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or comparable organizational document) of such
    Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or comparable governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or comparable organizational document) of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Administrative
    Agent may reasonably request.

          (c) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs
    (b) and (c) of Section 4.01.

          (d) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (e) The Security Documents shall have been duly executed by each Loan
    Party that is to be a party thereto (and, in the case of the Intercreditor
    Agreement, by the other parties thereto) and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured
    Parties shall have a security interest in the Collateral of the type and priority described in each Security Document upon completion of the filings or other actions referred to therein.

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          (f) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings)
    made with respect to the Loan Parties in the states (or other jurisdictions)
    of formation of such persons, in which the chief executive office of each such person is located and in the other jurisdictions in which such persons maintain property, in each case to the extent and as indicated on such
    Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section
    6.02 or have been or will be contemporaneously released or terminated.

          (g) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section
    5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

          (h) The Borrower shall have received gross cash proceeds of not less than $115,000,000 from the borrowings under the Second Lien Term Facility.

          (i) The Borrower shall have delivered to the Note Trustee an irrevocable notice of redemption of the Senior Notes, and shall have deposited with the Note Trustee an amount in cash sufficient to redeem the same and to satisfy and discharge the Senior Note Indenture in accordance with its terms, and the Administrative Agent shall have received reasonably satisfactory evidence thereof and of the release of the Liens securing the
    Senior Notes.

          (j) All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreements (other than breakage costs which may be invoiced at a later date, expense reimbursement and contingent indemnity obligations which by the terms of the applicable
    Existing Credit Agreement expressly survive termination) shall have been paid in full (such payment, in the case of the PX Credit Agreement, to include PIK Preferred Stock having a liquidation preference of not less than
    $49,792,000), the commitments thereunder terminated and all guarantees and security in support thereof discharged and released, and the Administrative
    Agent shall have received reasonably satisfactory evidence thereof.
    Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i)
    Indebtedness outstanding under this Agreement, (ii) Indebtedness outstanding under the Second Lien Credit Agreement, (iii) the PIK Preferred Stock and
    (iv) Indebtedness set forth on Schedule 6.01 or otherwise permitted by
    Section 6.01.

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          (k) The Administrative Agent shall have received the financial statements referred to in Section 3.05.

          (l) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the
    Transactions to occur on the Closing Date, are solvent.

          (m) There shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the financing for the
    Transactions.

          (n) The Administrative Agent shall have received, at least five days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees with each Lender that so long as this
Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts then due and payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired (or become fully cash collateralized in accordance with Section 2.23(j)) and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the
Subsidiaries to:

      SECTION 5.01. EXISTENCE; COMPLIANCE WITH LAWS; BUSINESSES AND PROPERTIES.
(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05; provided that (x) any Subsidiary that (A) does not conduct any business operations, (B) has assets with a book value not in excess of $50,000 and (C) does not have any Indebtedness outstanding, may liquidate, wind up or dissolve, and (y) any Domestic Subsidiary may change its legal form of organization or convert to a "C corporation"; provided that it is in compliance with the Guarantee and Collateral Agreement.

          (b) (i) Do or cause to be done all reasonable things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (ii)
    maintain and operate such business in substantially the manner in which it is presently conducted and operated; (iii) comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any
    Governmental Authority, whether now in effect or hereafter enacted; and (iv)
    at all times maintain and preserve all property material to the conduct of such business

                                                                              69

    and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all necessary and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except, in the case of clauses (i) and (iv) above, to the extent otherwise permitted under
    Section 5.01(a) and except, in each case, to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.02. INSURANCE. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

          (b) Except as the Administrative Agent may agree: (i) cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral
    Agent, which endorsement shall provide that, from and after the Closing
    Date, if the insurance carrier shall have received written notice from the
    Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the
    Collateral Agent; (ii) cause all such policies to provide that neither the
    Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost
    Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may
    reasonably require from time to time to protect their interests; (iii) cause each such policy to provide that it shall not be canceled, modified or not renewed by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the
    Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; and (iv)
    deliver to the Administrative Agent and the Collateral Agent, concurrent with the renewal or replacement of any such policy of insurance, a certificate of insurance evidencing such renewed or replaced policy together with evidence reasonably satisfactory to the Administrative Agent and the
    Collateral Agent of payment of the premium therefor.

          (c) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party; and promptly deliver to the Administrative
    Agent and the Collateral

                                                                              70

    Agent a certificate of insurance evidencing the coverages provided by such policy or policies.

      SECTION 5.03. OBLIGATIONS AND TAXES. Pay its Material Indebtedness and
other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such indebtedness, obligations, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Loan Party shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged
Property, there is no risk of forfeiture of such property.

      Notwithstanding anything to the contrary in the foregoing paragraph, the
Borrower shall not be in default under this Section 5.03 unless the aggregate amount of non-contested Indebtedness, obligations, taxes, assessments, charges, levies or claims which the Borrower and its Subsidiaries have so failed to pay, discharge or satisfy before they become delinquent and which remain delinquent at the time of determination is more than $5,000,000 in the aggregate.

      SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the
Borrower, furnish to the Administrative Agent for distribution to each Lender:

          (a) as soon as available, but in any event within 105 days after the end of each fiscal year, commencing with the fiscal year ended December 31,
    2006, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the
    Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such
    Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by E&Y or other independent registered public accounting firm of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with
    GAAP consistently applied (except as approved by such accountant and disclosed therein);

          (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ended June 30, 2006, its consolidated unaudited balance sheet and related

                                                                              71

    statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes and normal year-end audit adjustments (except as approved by such officer and disclosed therein);

          (c) as soon as available, but in any event within 30 days after the end of each of the first two fiscal months of each fiscal quarter, its preliminary unaudited consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial
    Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated
    Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, (except as approved by such officer and disclosed therein) subject to the absence of footnotes and normal quarterly and year-end audit and other appropriate adjustments;

          (d) concurrently with any delivery of financial statements under paragraph (a), (b) or (c) above, a certificate of the accounting firm (in the case of paragraph (a)) or Financial Officer (in the case of paragraph
    (b) or (c)) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters in respect of compliance with Sections 6.10, 6.11, 6.12 and 6.13 and disclaim responsibility for legal interpretations) (i) certifying that no
    Event of Default or Default has occurred or, if such an Event of Default or
    Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and
    (ii) in the case of a certificate delivered with the financial statements required by paragraph (a) or (b) above, setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11, 6.12 and
    6.13 and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, accompanied by the Borrower's calculation of Excess Cash Flow;

          (e) as soon as available, but in any event within 60 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year;

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials required by any Governmental Authority to be filed by the Borrower or any Subsidiary with the Securities and

                                                                              72

    Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange;

          (g) promptly after the receipt thereof by the Borrower, a copy of each final and executed year-end "management letter" received by any such person from its certified public accountants and the management's response thereto;

          (h) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act;
    and

          (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any
    Subsidiary, or compliance with the terms of any Loan Document, as the
    Administrative Agent or any Lender may reasonably request.

      SECTION 5.05. LITIGATION AND OTHER NOTICES. Furnish to the Administrative
Agent for distribution to each Lender prompt written notice (or in the case of clause (g), copies of the specified documents, which shall be required to be delivered to the Administrative Agent only) of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000;

          (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

          (e) either S&P or Moody's having notified the Borrower or any
    Subsidiary of (i) its cessation of, or its intent to cease, rating the
    Credit Facilities, (ii) any change in such agency's ratings of the Credit
    Facilities, or (iii) such agency's intent to effect such a change or to place the Borrower or the Credit Facilities on a "CreditWatch" or
    "WatchList" or any similar list, in each case with negative implications;
    and

          (f) each notice, report or other document delivered to the administrative agent or collateral agent under the Second Lien Credit
    Agreement or to the Second Lien Lenders that is not duplicative of those otherwise delivered hereunder.

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      SECTION 5.06. INFORMATION REGARDING COLLATERAL. (a) Furnish to the
Administrative Agent prompt written notice of any change in (i) any Loan Party's corporate name, (ii) the jurisdiction of organization or formation of any Loan
Party, (iii) any Loan Party's identity or corporate structure or (iv) any Loan
Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the
Collateral. The Borrower also agrees promptly upon obtaining knowledge thereof to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          (b) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 1 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection
    Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

      SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS;
MAINTENANCE OF RATINGS. (a) Keep proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities and which shall permit the preparation of financial statements in conformity with GAAP. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the
Administrative Agent or (in coordination with the Administrative Agent) any
Lender to visit and inspect the financial records and the properties of such person upon reasonable prior notice and during normal business hours and as often as reasonably requested and to make extracts from and copies of such financial records, and permit such representatives designated by the
Administrative Agent or any Lender to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor; provided that the Borrower shall reimburse each Lender for the reasonable expenses incurred by such Lender in connection with such visit or inspection and provided, further, that unless an Event of Default has occurred and is continuing, such right shall be limited to two times per year.

          (b) In the case of the Borrower, use commercially reasonable efforts to cause the Credit Facilities to be continuously rated by S&P and Moody's.

      SECTION 5.08. USE OF PROCEEDS. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes specified in the introductory statement to this Agreement.

      SECTION 5.09. EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and the laws applicable to any
Foreign Pension Plan and (b) furnish to the Administrative Agent as soon as possible after, and in

                                                                              74

any event within ten days after any responsible officer of the Borrower or any
ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or the Subsidiaries in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the
Borrower proposes to take with respect thereto.

      SECTION 5.10. COMPLIANCE WITH ENVIRONMENTAL LAWS. Except to the extent failure to do so could not reasonably be expected to result in a Material
Adverse Effect, comply, and cause all lessees and other persons occupying its properties to comply, in all respects with all Environmental Laws applicable to its operations and properties; obtain and renew all environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided, however, that none of the Borrower or any Subsidiary shall be required to undertake any remedial action required by
Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

      SECTION 5.11. PREPARATION OF ENVIRONMENTAL REPORTS. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 30 days without the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the
Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of
Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

      SECTION 5.12. FURTHER ASSURANCES. Execute any and all further documents, financing statements, agreements and instruments, and take all further action
(including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may
reasonably request, in order to effectuate the transactions contemplated by the
Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary to become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the
Collateral Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders
shall designate (it being understood that it is the intent of the parties that, subject to the limitations set forth in this Section 5.12 and in the applicable
Security Documents, the Obligations shall be secured by substantially all the assets of the Borrower and its Domestic Subsidiaries (including real and other properties acquired subsequent to the Closing Date)); provided,

                                                                              75

however, that notwithstanding anything to the contrary set forth in this
Agreement or any other Loan Document, (i) not more than 65% of the Equity
Interests of any Foreign Subsidiary shall be required to be pledged by the
Borrower or any Domestic Subsidiary, (ii) no mortgages shall be required with respect to any owned real property of any Loan Party having a value of
$1,000,000 or less, (iii) no leasehold mortgages shall be required with respect to any leasehold interest of any Loan Party and (iv) no security interests shall be required to be pledged or created with respect to (x) any assets located outside of the United States or (y) any assets subject to a Lien expressly permitted by Section 6.02(j) or (k). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents
(including legal opinions, title insurance policies and lien searches) as the
Collateral Agent shall reasonably request to evidence compliance with this
Section. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Domestic Subsidiaries of any real property (or any interest in real property) having a value in excess of $1,000,000.

      SECTION 5.13. INTEREST RATE PROTECTION. No later than the 180th day after the Closing Date, the Borrower shall enter into, and for a minimum of two years thereafter maintain, Hedging Agreements reasonably acceptable to the
Administrative Agent that result in at least 50% of the aggregate principal amount of its outstanding Term Loans and its outstanding loans under the Second
Lien Credit Agreement being effectively subject to a fixed or maximum interest rate reasonably acceptable to the Administrative Agent.

      SECTION 5.14. PERFORMANCE OF MATERIAL CONTRACTS. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, and cause each of the
Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a
Material Adverse Effect.

      SECTION 5.15. TAX SHARING AGREEMENT. At the request of the Required
Lenders, enforce the rights of the Borrower or the Subsidiaries under the Tax
Sharing Agreement.

      SECTION 5.16. DEFERRED COLLATERAL REQUIREMENT. The Borrower will cause the
Deferred Collateral Requirement to be fully satisfied on or prior to May 15,
2006, subject to extension by, and in the sole discretion of, the Administrative
Agent, and will use its commercially reasonable efforts to cause such requirement to be satisfied as far in advance of such date as reasonably practicable. In connection with the satisfaction of the Deferred Collateral
Requirement, the Borrower will engage qualified counsel reasonably acceptable to the Administrative Agent to prepare and deliver to the Administrative

                                                                              76

Agent and the Lenders such  opinions as to the Foreign  Pledge  Agreements,  the validity,  perfection and enforceability of the security interests to be created thereunder and such other matters relating thereto as the  Administrative  Agent may reasonably request.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      The Borrower covenants and agrees with each Lender that, so long as this
Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts then due and payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired (or become fully cash collateralized in accordance with Section 2.23(j)) and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not and will not cause or permit any of the Subsidiaries to:

      SECTION 6.01. INDEBTEDNESS. Incur, create, assume or permit to exist any
Indebtedness, except:

            (a) Indebtedness existing on the date hereof and set forth in
      Schedule 6.01 and any extensions, renewals or replacements of such
      Indebtedness to the extent the principal amount of such Indebtedness is not increased, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such
      Indebtedness remain the only obligors thereon, except to the extent otherwise required by the original terms of such Indebtedness;

            (b) Indebtedness created hereunder and under the other Loan
      Documents;

            (c) Indebtedness under the Second Lien Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the sum of (i) $115,000,000 plus (ii) the aggregate principal amount of
      Incremental Second Lien Term Loans not to exceed $40,000,000 made thereunder in accordance with the provisions thereof; provided that the sum of (x) the aggregate principal amount of Incremental Term Loans hereunder and (y) the aggregate principal amount of Incremental Second
      Lien Term Loans shall not exceed $60,000,000;

            (d) intercompany Indebtedness of the Borrower and the Subsidiaries
      to the extent permitted by Section 6.04(c);

            (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such
      Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal

                                                                              77

      amount of Indebtedness permitted by this Section 6.01(e), when combined with the aggregate principal amount of all Capital Lease Obligations and
      Synthetic Lease Obligations incurred pursuant to Section 6.01(f) shall not exceed $20,000,000 at any time outstanding;

            (f) Capital Lease Obligations and Synthetic Lease Obligations, in
      each case incurred pursuant to capital leases or Synthetic Leases entered into on or after the Closing Date, in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(e), not in excess of $20,000,000 at any time outstanding;

            (g) Indebtedness under performance bonds, surety bonds or like instruments or with respect to workers' compensation claims, in each case incurred in the ordinary course of business;

            (h) Indebtedness incurred by Foreign Subsidiaries on or after the
      Closing Date in an aggregate principal amount not exceeding $15,000,000 at any time outstanding provided, that (i) the maximum amount of Indebtedness that may be created, incurred, assumed or suffered to exist pursuant to this Section 6.01(h) will not be deemed to be exceeded, with respect to any such outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies and (ii) for the purposes of determining compliance with this Section 6.01(h), the dollar equivalent principal amount of any such Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was created, incurred, assumed or suffered to exist;

            (i) Guarantees (i) by the Borrower or any Domestic Subsidiary of any
      Indebtedness of the Borrower or any Domestic Subsidiary permitted under this Section 6.01, (ii) by the Borrower or any Domestic Subsidiary that is a Subsidiary Guarantor of Indebtedness otherwise permitted under this
      Section 6.01 of any Foreign Subsidiary; and (iii) by any Foreign
      Subsidiary that is not a Loan Party of Indebtedness of another Foreign
      Subsidiary;

            (j) Indebtedness acquired or assumed by the Borrower or any
      Subsidiary in connection with any Permitted Acquisition in an aggregate principal amount not in excess of $5,000,000 at any time outstanding;
      provided that such Indebtedness existed at the time of such Permitted
      Acquisition and was not created in connection therewith or in contemplation thereof;

            (k) to the extent constituting Indebtedness, customary purchase price adjustments, earn outs, indemnification obligations and similar items of the Borrower or any of its Subsidiaries in connection with
      Permitted Acquisitions and Asset Sales; and

            (l) other unsecured Indebtedness of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

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      SECTION 6.02. LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

            (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;

            (b) any Lien created under the Loan Documents (including, for the avoidance of doubt, in connection with the cash collateralization of any
      Letter of Credit issued hereunder);

            (c) the Second Priority Liens;

            (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any person that becomes a Subsidiary after the date hereof prior to the time such person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary,
      (ii) such Lien does not apply to any other property or assets of the
      Borrower or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such person becomes a Subsidiary, as the case may be;

            (e) Liens for taxes not yet due or which are being contested in compliance with Section 5.03 or which are imposed solely as a result of the failure of a member (other than the Borrower and the Subsidiaries) of a Tax Group to timely pay taxes imposed on it, or such Tax Group's income or gains;

            (f) carriers', warehousemen's, mechanics', materialmen's,
      repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

            (g) pledges and deposits in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

            (h) deposits to secure the performance of bids, trade contracts
      (other than for Indebtedness), leases (other than Capital Lease
      Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (i) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business and such other matters that a recent land survey of the Mortgaged Properties would show which, in the aggregate, are not substantial in amount and

                                                                              79

      do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (j) purchase money security interests and Liens in respect of
      Capital Lease Obligations in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii)
      such security interests are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition (or construction),
      (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the
      Borrower or any Subsidiary;

            (k) Liens arising out of judgments that do not constitute an Event of Default under paragraph (i) of Article VII;

            (l) Liens on assets of Foreign Subsidiaries; provided that (i) such
      Liens do not extend to, or encumber, assets that constitute Collateral, and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to
      Section 6.01(h);

            (m) any license or sub-license entered into in the ordinary course of its business;

            (n) any interest or title or right of a lessor or sub-lessor under any lease or sub-lease entered into in the ordinary course of its business and covering only the assets so leased;

            (o) Liens arising from precautionary UCC financing statements filed in connection with operating leases;

            (p) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by the Borrower or any of its
      Subsidiaries (including any restriction on the use of such cash and
      Permitted Investments), in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

                                                                              80

            (q) Liens on cash earnest money deposits made in connection with
      Permitted Acquisitions in an aggregate amount not to exceed $2,000,000 at any time outstanding;

            (r) any extension, renewal or replacement of the foregoing;
      provided, that the Liens permitted by this paragraph shall not extend to or cover any additional Indebtedness or property (other than a substitution of like property); and

            (s) other Liens that do not, individually or in the aggregate, secure obligations (or encumber property with a fair market value) in excess of $5,000,000.

      SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease
Obligations, Synthetic Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

      SECTION 6.04. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

            (a) (i) investments by the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Subsidiaries and (ii)
      additional investments by the Borrower and the Subsidiaries in the Equity
      Interests of the Borrower and the Subsidiaries; provided that (A) any such
      Equity Interests held by a Loan Party shall be pledged pursuant to the
      Guarantee and Collateral Agreement or a Foreign Pledge Agreement, as the
      case may be (in each case, subject to the limitations applicable to Equity
      Interests of a Foreign Subsidiary referred to therein), and (B) the aggregate amount of investments made after the Closing Date by the
      Borrower and the Domestic Subsidiaries in, and loans and advances made after the Closing Date by the Borrower and the Domestic Subsidiaries to,
      Foreign Subsidiaries (determined without regard to any write-downs or write-offs of such investments, loans and advances), other than any such investments, loans or advances that are applied in full by any such
      Foreign Subsidiary, within 30 days following such Foreign Subsidiary's receipt thereof, to consummate a Permitted Acquisition, shall not exceed
      $25,000,000 at any time outstanding;

            (b) Permitted Investments;

            (c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any

                                                                              81

      such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, and (ii) the amount of such loans and advances made by the Borrower and the Domestic Subsidiaries to Foreign Subsidiaries shall be subject to the limitation set forth in clause (a) above;

            (d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,000,000;

            (f) the Borrower and the Subsidiaries may enter into Hedging
      Agreements that (i) are required by Section 5.13 or (ii) are not speculative in nature and are (A) commodity price protection agreements in the ordinary course of business or (B) related to income derived from foreign operations of the Borrower or any Subsidiary or otherwise related to purchases from foreign suppliers;

            (g) the Borrower or any Subsidiary may acquire all or substantially all the assets of a person or line of business of such person, or not less than 100% of the Equity Interests (other than directors' qualifying shares) of a person (referred to herein as the "ACQUIRED ENTITY");
      provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Borrower or any Subsidiary; (ii) the Acquired Entity shall be in a similar or related line of business as that of the Borrower and the
      Subsidiaries as conducted during the current and most recent calendar year; and (iii) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) the Borrower would be in compliance with the covenants set forth in Sections 6.11, 6.12 and 6.13 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b) have been delivered or for which comparable financial statements have been filed with the Securities and
      Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this Section 6.04(g) occurring after such period) as if such transaction had occurred as of the first day of such period (assuming, for purposes of pro forma compliance with Section 6.12 and 6.13, that the maximum Total
      Leverage Ratio or First Lien Leverage Ratio, as applicable, permitted at the time by such Section was in fact 0.25 to 1.00 less than the ratio actually provided for in such Section at such time); (C) after giving effect to such acquisition, there must be at least $15,000,000 of unused and available

                                                                              82

      Revolving Credit Commitments; (D) with respect to any acquisition of an
      Acquired Entity that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of
      Columbia and any acquisition by a Subsidiary that is not a Loan Party, the total consideration paid in connection with such acquisition and any other such acquisitions pursuant to this Section 6.04(g) (including any earnouts or similar arrangements and any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition)
      shall not in the aggregate exceed $25,000,000; and (E) the Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to the
      Administrative Agent (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(g) being referred to herein as a
      "PERMITTED ACQUISITION");

            (h) acquisitions of, investments in, and loans and advances to, joint ventures, so long as the aggregate amount invested, loaned or advanced pursuant to this clause (h) (determined without regard to any write-downs or write-offs of such investments, loans or advances) does not exceed $10,000,000 in the aggregate at any time outstanding;

            (i) Capital Expenditures permitted by Section 6.10;

            (j) investments consisting of the non-cash portion of the sales price received for Asset Sales permitted by Section 6.05;

            (k) lease, utility and other deposits or advances in the ordinary course of business;

            (l) cash earnest money deposits made in connection with Permitted
      Acquisitions in an aggregate amount not to exceed $2,000,000 at any time outstanding;

            (m) investments made by the Borrower or any of the Subsidiaries with all amounts that would be Net Cash Proceeds but for clauses (x) and (y) of the proviso to the definition thereof to the extent such investments are made in accordance with the terms of such clauses;

            (n) investments made for non-cash consideration by the Borrower or the Subsidiaries in the Equity Interests of any Foreign Subsidiary as a
      result of the conversion of Indebtedness of such Foreign Subsidiary owed to the Borrower or such Subsidiary;

            (o) extensions of trade credit in the ordinary course of business;

            (p) obligations in respect of Guarantees permitted by Section 6.01;

                                                                              83

            (q) investments made by the Borrower or any of the Subsidiaries to acquire the PX Inventory;

            (r) investments by the Borrower permitted by Section 6.06(a)(v); and

            (s) in addition to investments permitted by paragraphs (a) through
      (r) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (s) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $5,000,000 in the aggregate.

      SECTION 6.05. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS.
(a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the
Borrower or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (A) the
Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business and (B) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing:

            (i) any wholly owned subsidiary of the Borrower may merge into the
      Borrower in a transaction in which the Borrower is the surviving corporation,

            (ii) any wholly owned subsidiary of the Borrower may merge into or consolidate with any other wholly owned subsidiary of the Borrower in a transaction in which the surviving entity is a wholly owned subsidiary of the Borrower and no person other than the Borrower or a wholly owned subsidiary of the Borrower receives any consideration (provided that (x)
      if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party and (y) if any party to any such transaction is a Foreign Subsidiary the Equity Interests of which are
      Foreign Pledged Collateral, arrangements reasonably acceptable to the
      Collateral Agent shall have been made to amend the related Foreign Pledge
      Agreement), and

            (iii) the Borrower and the Subsidiaries may make Permitted
      Acquisitions.

          (b) Make any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed (i) $7,500,000 in any fiscal year or
    (ii) $40,000,000 in the aggregate; provided that this paragraph (b) shall not apply to Asset Sales consisting of a casualty or condemnation of the applicable asset.

                                                                              84

      SECTION 6.06. RESTRICTED PAYMENTS; RESTRICTIVE AGREEMENTS. (a) Declare or
make, or agree to declare or make, directly or indirectly, any Restricted
Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any
Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by employees of the Borrower or the
Subsidiaries or make payments to employees of the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed
$5,000,000 in any fiscal year (iii) any Qualified Capital Stock of the Borrower may be exchanged for, or converted into, any other class of Qualified Capital
Stock of the Borrower, in each case for no cash consideration; (iv) the Borrower may, or may cause a Foreign Subsidiary to, make Restricted Payments to Mafco or any of its subsidiaries that are party to the Tax Sharing Agreement in respect of Tax Payments; provided, however, that the amount of such Tax Payments shall not exceed the amount that the Borrower and the Subsidiaries would be required to pay in respect of Federal, State, local and foreign taxes were the Borrower and the Subsidiaries to pay such taxes as stand-alone taxpayers, and (v) the
Borrower: (A) may acquire (by way of merger or otherwise) its Equity Interests held by persons other than Mafco and its wholly owned subsidiaries (and that did not acquire such Equity Interests, directly or indirectly, from Mafco or any wholly owned subsidiary thereof on or after the Closing Date), provided that (I)
at the time of such acquisition and after giving effect thereto, no Default or
Event of Default has occurred and is continuing or would arise as a result thereof and (II) the terms of such acquisition shall not be inconsistent with such terms as were previously disclosed to the Administrative Agent in writing prior to the Closing Date, and (B) may make payments to Mafco or any of its
Affiliates in an aggregate amount equal to the amount paid by Mafco or such
Affiliate for the acquisition (by way of merger or otherwise) by such person of any Equity Interests of the Borrower that on the date of acquisition would have been permitted to be acquired directly by the Borrower under clause (A) of this
Section 6.06(a)(v) (after giving effect to any acquisitions made under this
Section 6.06(a)(v) on or prior to such date); provided that any such payments pursuant to this Section 6.06(a)(v)(B) shall be made within 30 days of such acquisition.

          (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the
    Borrower or any other Subsidiary or to Guarantee Indebtedness of the
    Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document,
    (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets of the Borrower or any Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets

                                                                              85

    that are to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign
    Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness,
    (E) clause (i) of the foregoing shall not apply to customary provisions in leases, licenses, sub-leases and sub-licenses and other contracts restricting the assignment thereof and (F) the foregoing shall not apply to restrictions and conditions contained in the Second Lien Credit Agreement or the other Second Lien Loan Documents, provided that such restrictions and conditions are no more onerous than those contained herein and in the other
    Loan Documents.

      SECTION 6.07. TRANSACTIONS WITH AFFILIATES. Except as set forth on
Schedule 6.07, and except for transactions by or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its
Affiliates, except that (a) the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business and on terms and conditions, taken as a whole, not less favorable to the Borrower or such
Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; (b) the Loan Parties and the Foreign Subsidiaries may perform their respective obligations under, and engage in any transactions contemplated by, the terms of the Tax Sharing Agreement in effect on the Closing Date, or any amendments thereto that do not materially increase the Loan Parties' obligations thereunder; (c) the Borrower or any Subsidiary may make any Restricted Payment permitted by Section 6.06(a)(i), (iii) or (v); (d) the Borrower or any
Subsidiary may make any investment permitted by paragraph (a), (c), (e), (h),
(n), (p) or (q) of Section 6.04; (e) the Borrower or any Subsidiary may engage in any transaction pursuant to which Mafco or any wholly owned subsidiary of
Mafco will provide the Borrower and the Subsidiaries at their request and at the cost to Mafco or such wholly owned subsidiary with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services; (f) the Borrower or any Subsidiary may engage in the Transactions; (g) the Borrower and any Subsidiary may engage in any transaction in the ordinary course of business between the Borrower or a
Subsidiary and its own employee stock option plan that is approved by the
Borrower or such Subsidiary in good faith; (h) the Borrower or any Subsidiary may engage in the transactions contemplated by the trademark license agreement and services agreements between Panavision International, L.P. and either
Panavision Imaging, LLC or Panavision SVI, LLC relating to the design, manufacture or supply of digital imaging devices or technology; (i) mergers, consolidations, amalgamations, liquidations, dissolutions and Asset Sales permitted by Section 6.05; (j) the Borrower and/or any Subsidiary may engage in good faith in any transaction with any of their respective Affiliates which provides for shared services and/or facilities arrangements that the Borrower determines to be in the best interests of the Borrower and the Subsidiaries taken as a whole and which provides cost savings and/or other operational efficiencies to the Borrower and the Subsidiaries, taken as a whole, and (k) the
Borrower or any of its wholly owned subsidiaries may engage in transactions with any wholly owned subsidiary of the

                                                                              86

Borrower that the Borrower determines to be in the best interests of the
Borrower and the Subsidiaries, taken as a whole.

      SECTION 6.08. BUSINESS OF BORROWER AND SUBSIDIARIES. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental or related thereto.

      SECTION 6.09. OTHER INDEBTEDNESS AND AGREEMENTS. (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of the
Borrower or any of the Subsidiaries (other than the Second Lien Credit Agreement and the other Second Lien Loan Documents, which may be amended to the extent not inconsistent with the Intercreditor Agreement) is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner materially adverse to the
Borrower and the Subsidiaries, taken as a whole, or the Lenders.

          (b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase
    Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any subordinated Indebtedness or Indebtedness under the Second Lien Credit
    Agreement, except in the case of Indebtedness under the Second Lien Credit
    Agreement, to the extent repaid with Declined Proceeds applied in accordance with the mandatory prepayment provisions of the Second Lien Credit Agreement as contemplated by Section 2.13(f), or (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor's option be paid in kind or in other securities.

      SECTION 6.10. CAPITAL EXPENDITURES. Permit the aggregate amount of Capital
Expenditures made by the Borrower and the Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

            --------------------------------------------------------
                          PERIOD                           AMOUNT
            --------------------------------------------------------
                     2006 Fiscal Year                    $47,500,000
            --------------------------------------------------------
                     2007 Fiscal Year                    $40,000,000
            --------------------------------------------------------
                     2008 Fiscal Year                    $40,000,000
            --------------------------------------------------------
                     2009 Fiscal Year                    $40,000,000
            --------------------------------------------------------
                2010 Fiscal Year through                 $40,000,000
                 Term Loan Maturity Date
            --------------------------------------------------------

                                                                              87

      The amount of permitted Capital Expenditures set forth above in respect of any fiscal year commencing with the fiscal year ending on December 31, 2007, shall be increased (but not decreased) by (a) the amount of unused permitted
Capital Expenditures for the immediately preceding fiscal year less (b) an amount equal to unused Capital Expenditures carried forward to such preceding fiscal year. For the avoidance of doubt, Capital Expenditures that are used in any fiscal year shall, to the extent applicable, first be deemed to have been used from any unused Capital Expenditures carried forward from the previous fiscal year pursuant to the preceding sentence.

      If, in any fiscal year, a Permitted Acquisition that is funded in whole or in part by Incremental Term Loans is consummated, the amount of permitted
Capital Expenditures set forth above in respect of such fiscal year and each subsequent fiscal year shall be increased by an amount that the Borrower certifies to the Administrative Agent at or prior to the time of the consummation of such Permitted Acquisition as being the Borrower's good faith estimate of annual incremental increases in Capital Expenditures resulting from such Permitted Acquisition; provided that in no event shall the amount of such additional permitted Capital Expenditures exceed $3,000,000 in any respect of any fiscal year.

      SECTION 6.11. INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio
for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending on the last day of any fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

--------------------------------------------------------------------------------
   FISCAL YEAR  FIRST QUARTER    SECOND QUARTER   THIRD QUARTER  FOURTH QUARTER
--------------------------------------------------------------------------------
      2006           N/A             1.85:1          1.85:1          1.85:1
--------------------------------------------------------------------------------
      2007         1.90:1            1.95:1          2.10:1          2.25:1
--------------------------------------------------------------------------------
      2008         2.30:1            2.35:1          2.40:1          2.45:1
--------------------------------------------------------------------------------
      2009         2.50:1            2.60:1          2.70:1          2.85:1
--------------------------------------------------------------------------------
      2010         2.90:1            2.95:1          3.00:1          3.00:1
--------------------------------------------------------------------------------

      SECTION 6.12. MAXIMUM TOTAL LEVERAGE RATIO. Permit the Total Leverage
Ratio on the last day of any fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

--------------------------------------------------------------------------------
   FISCAL YEAR  FIRST QUARTER    SECOND QUARTER   THIRD QUARTER  FOURTH QUARTER
--------------------------------------------------------------------------------
      2006           N/A             5.75:1          5.75:1          5.75:1
--------------------------------------------------------------------------------
      2007         5.45:1            5.25:1          5.00:1          4.75:1
--------------------------------------------------------------------------------
      2008         4.50:1            4.40:1          4.30:1          4.20:1
--------------------------------------------------------------------------------
      2009         4.00:1            3.85:1          3.65:1          3.55:1
--------------------------------------------------------------------------------
      2010         3.45:1            3.35:1          3.25:1          3.25:1
--------------------------------------------------------------------------------

                                                                              88

      SECTION 6.13. MAXIMUM FIRST LIEN LEVERAGE RATIO. Permit the First Lien
Leverage Ratio on the last day of any fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

--------------------------------------------------------------------------------
   FISCAL YEAR  FIRST QUARTER    SECOND QUARTER   THIRD QUARTER  FOURTH QUARTER
--------------------------------------------------------------------------------
       2006          N/A             3.50:1          3.50:1          3.50:1
--------------------------------------------------------------------------------
       2007        3.30:1            3.20:1          3.00:1          2.85:1
--------------------------------------------------------------------------------
       2008        2.65:1            2.60:1          2.55:1          2.50:1
--------------------------------------------------------------------------------
       2009        2.35:1            2.25:1          2.15:1          2.00:1
--------------------------------------------------------------------------------
       2010        1.85:1            1.80:1          1.75:1          1.75:1
--------------------------------------------------------------------------------

      SECTION 6.14. FISCAL YEAR. With respect to the Borrower, change its fiscal year-end to a date other than December 31.

      SECTION 6.15. CERTAIN EQUITY SECURITIES. Issue any Equity Interest that is not Qualified Capital Stock.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

      In case of the happening of any of the following events (each an "EVENT OF
DEFAULT"):

            (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of
      Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan
      Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (b) default shall be made in the payment of any principal of any
      Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

            (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower only), 5.05,
      5.08 or in Article VI;

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            (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph
      (b), (c) or (d) of this Article VII) and such default shall continue unremedied for a period of 30 days after notice thereof from the
      Administrative Agent or any Lender to the Borrower;

            (f) (i) the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any
      Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material
      Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both but after giving effect to any applicable cure period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (other than, with respect to the
      Indebtedness under the Second Lien Credit Agreement, any such prepayment required pursuant to Section 2.13 of the Second Lien Credit Agreement);
      provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of, or casualty or condemnation event with respect to, the property or assets securing such Indebtedness;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i)
      relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under
      Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the
      Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the
      United States Code, as now constituted or hereafter amended, or any other
      Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) of this Article VII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any
      Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail

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      generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

            (i) one or more judgments shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any
      Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $5,000,000
      (to the extent not covered by insurance as to which the insurer has been notified of such judgment and has not denied coverage) or (ii) is for injunctive relief and could reasonably be expected to result in a Material
      Adverse Effect;

            (j) an ERISA Event shall have occurred that, in the opinion of the
      Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and or the Subsidiaries that could reasonably be expected to result in a Material
      Adverse Effect;

            (k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Subsidiary Guarantor shall deny in writing that it has any further liability under the Guarantee and
      Collateral Agreement (other than as a result of the discharge of such
      Subsidiary Guarantor in accordance with the terms of the Loan Documents);

            (l) (i) any security interest purported to be created by any
      Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority
      (except as otherwise expressly provided in this Agreement or such Security
      Document) security interest in the securities, assets or properties covered thereby, except to the extent that (A) any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the
      Guarantee and Collateral Agreement or the Foreign Pledge Agreements, as
      the case may be, or file Uniform Commercial Code financings statements or continuation statements or equivalent filings or (B) such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy, or (ii) the Intercreditor
      Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder;

            (m) there shall have occurred a Change in Control; or

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            (n) the Borrower or any Subsidiary (i) pays a cumulative aggregate amount in excess of $5,000,000 to any Governmental Authority in respect of income Taxes in excess of Borrower Taxes pursuant to Treasury Regulations
      ss. 1.1502-6 or any similar provision of state or local law or (ii) is required to pay any amount in respect of income Taxes in excess of
      Borrower Taxes to any Governmental Authority (A) as a result of a Final
      Determination or (B) as a result of a determination that is not a Final
      Determination, unless, in the case of clause (ii)(B), (x) such Taxes are being contested in good faith by appropriate proceedings and (y) the
      Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in respect of such Taxes;

      then, and in every such event (other than an event with respect to the
Borrower described in paragraph (g) or (h) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the
Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the
Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the
Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

            Notwithstanding anything to the contrary contained in this Article
VII, in the event that the Borrower fails to comply with the requirements of any
Financial Performance Covenant, until the date the certificate calculating such
Financial Performance Covenant is required to be delivered pursuant to Section
5.04(d), the Borrower shall have the right to issue to Mafco (or a wholly owned subsidiary of Mafco that is not a Mafco Operating Company) Qualified Capital
Stock for cash or otherwise receive cash contributions to the common capital of the Borrower from Mafco (or a wholly owned subsidiary of Mafco that is not a
Mafco Operating Company) (collectively, the "CURE RIGHT"), and upon the receipt by the Borrower of such cash (the "CURE AMOUNT") pursuant to the exercise by the
Borrower of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments: (i)
Consolidated EBITDA shall be increased, solely for the purpose of measuring the
Financial Performance Covenants during such period and applicable subsequent periods and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and (ii) if, after giving effect to the foregoing recalculations

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(but not, for the avoidance doubt, taking into account any repayment of
Indebtedness or reduction of interest expense or required amortization in connection therewith), the Borrower shall then be in compliance with the requirements of all Financial Performance Covenants, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenants that had occurred shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four-fiscal-quarter period there shall be a period of at least two fiscal quarters in which the Cure Right is not exercised and
(ii) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenants.

                                  ARTICLE VIII

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

      Each of the Lenders and the Issuing Bank hereby irrevocably appoints the
Administrative Agent and the Collateral Agent (for purposes of this Article
VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "AGENTS") its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents
(including releases) with respect to the Collateral and the rights of the
Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. Each of the Lenders
acknowledges and agrees that the Collateral Agent shall also act, subject to and in accordance with the terms of the Intercreditor Agreement, as the collateral agent for the lenders under the Second Lien Credit Agreement.

      The bank serving as the Administrative Agent and/or the Collateral Agent
hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

      Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b)
neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the
Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as

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expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the
Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii)
the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan
Document, (iv) the validity, enforceability, effectiveness or genuineness of any
Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan
Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

      Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the
Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

      Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Issuing
Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such

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successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the
Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.
After an Agent's resignation hereunder, the provisions of this Article and
Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

      Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

          (a) if to the Borrower or any other Loan Party, to it at 6219 De Soto
    Avenue, Woodland Hills, CA 91365, Attention of Ross Landsbaum (Fax No. (818)
    316-1130);

          (b) if to the Administrative Agent, the Collateral Agent, the
    Swingline Lender or the Issuing Bank, to Credit Suisse, Eleven Madison
    Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212)
    325-8304); and

          (c) if to a Lender, to it at its address (or fax number) set forth on
    Schedule 2.01 or in the Assignment and Acceptance pursuant to which such
    Lender shall have become a party hereto.

      All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other

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communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

      SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the
Issuing Bank, regardless of any investigation made by the Lenders or the Issuing
Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral
Agent, any Lender or the Issuing Bank.

      SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

      SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the
Collateral Agent, the Issuing Bank or the Lenders that are contained in this
Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement
    (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior written consent of the Borrower and the
    Administrative Agent (in each case, not to be unreasonably withheld or delayed); provided, however, that (i) (x) no such consent shall be required for an assignment made to another Lender or to an Affiliate or a Related
    Fund of a Lender and (y) the consent of the Borrower shall not be required to any assignment made after the occurrence and during the continuance of an
    Event of Default, (ii) in the case of an assignment of a Revolving Credit
    Commitment, each of the Issuing Bank and the Swingline Lender must also give its prior written consent to such assignment (which consents shall not be unreasonably withheld or delayed), (iii) the amount of the Commitment or
    Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less

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    than $1,000,000 (or, if less, the entire remaining amount of such Lender's
    Commitment or Loans of the relevant Class; provided that such minimum amount shall be aggregated for two or more simultaneous assignments to or by two or more Related Funds), (iv) the parties to each such assignment shall electronically execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the
    Administrative Agent (or, if previously agreed with the Administrative
    Agent, manually execute and deliver to the Administrative Agent an
    Assignment and Acceptance), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced at the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the case of concurrent assignments to persons that, after giving effect to such assignments, will be Related Funds, and
    (v) the assignee, if it shall not be a Lender, shall deliver to the
    Administrative Agent an Administrative Questionnaire and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this
    Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement; provided that no assignee (including an assignee that is already a Lender hereunder at the time of the assignment) shall be entitled to receive any greater amount pursuant to Section 2.20, with respect to the assigned portion of the assignor's interests, rights and obligations under this Agreement, than that to which the assignor would have been entitled to receive had no such assignment occurred and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an
    Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: the assigning Lender (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned thereby (the
    "ASSIGNED INTEREST"), (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver such
    Assignment and Acceptance and to consummate the transactions contemplated thereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with this
    Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan
    Documents or any collateral thereunder, (iii) the financial condition of the
    Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any
    other person of any of their respective obligations under any Loan Document;
    the assignee (a) represents and warrants that (i) it has full power and authority, and has

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    taken all action necessary, to execute and deliver such Assignment and
    Acceptance and to consummate the transactions contemplated thereby and to become a Lender under this Agreement, (ii) it is an Eligible Assignee and otherwise meets all the requirements to be an assignee under this Section
    9.04 (subject to such consents, if any, as may be required under this
    Section 9.04), (iii) from and after the effective date of such Assignment and Acceptance, such assignee shall be bound by the provisions of this
    Agreement as a Lender hereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender hereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the
    Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of this Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance and to purchase the
    Assigned Interest, (vi) it has, independently and without reliance upon the
    Administrative Agent, the Collateral Agent, the assigning Lender or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into such
    Assignment and Acceptance and to purchase the Assigned Interest, and (vii)
    if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of this
    Agreement, duly completed and executed by the such assignee; (b) agrees (i)
    that it will, independently and without reliance on the Administrative
    Agent, the Collateral Agent, the assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan
    Documents are required to be performed by it as a Lender and (iii) to be bound by the terms of the Intercreditor Agreement; and (c) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this
    Agreement as are delegated to the Administrative Agent and the Collateral
    Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto.

          (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the
    Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error and the
    Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent
    and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this
    Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and the
    Collateral Agent at any reasonable time and from time to time upon reasonable prior notice.

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          (e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an
    Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower, the Swingline Lender and the Issuing Bank to such assignment and any applicable tax forms, the Administrative Agent shall (i)
    accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

          (f) Each Lender may without the consent of the Borrower, the Swingline
    Lender, the Issuing Bank or the Administrative Agent sell participations to one or more Eligible Assignees in all or a portion of its rights and obligations under this Agreement (including all or a portion of its
    Commitment and the Loans owing to it); provided, however, that (i) such
    Lender's obligations under this Agreement shall remain unchanged, (ii) such
    Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14,
    2.16 and 2.20 to the same extent as if it were a Lender (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the
    Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the
    Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participant hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participant has an interest, increasing or extending the Commitments in which such participant has an interest or releasing any Subsidiary Guarantor (other than in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral).

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
    Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such
    Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

                                                                              99

          (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

          (i) Notwithstanding anything to the contrary contained herein, any
    Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle
    (an "SPC"), identified as such in writing from time to time by the Granting
    Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement;
    provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the
    Granting Lender to the same extent, and as if, such Loan were made by such
    Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions
    (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

          (j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative
    Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

          (k) In the event that any Revolving Credit Lender shall become a
    Defaulting Lender or S&P, Moody's and Thompson's BankWatch (or
    InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any
    Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall

                                                                             100

    be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by
    InsuranceWatch Ratings Service)) (or, with respect to any Revolving Credit
    Lender that is not rated by any such ratings service or provider, the
    Issuing Bank or the Swingline Lender shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Revolving Credit
    Lender) then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) of this Section 9.04), and such
    Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) of this
    Section 9.04) all its interests, rights and obligations in respect of its
    Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

      SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative
Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender in
connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or
any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable and documented fees, charges and disbursements of Cravath, Swaine &
Moore LLP and any other local or special counsel for the Administrative Agent and the Collateral Agent retained with the Borrower's consent (not to be unreasonably withheld or delayed) and, in connection with any such enforcement or protection, the reasonable and documented fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any
Lender.

          (b) The Borrower agrees to indemnify the Administrative Agent, the
    Collateral Agent, each Lender, the Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an "INDEMNITEE")
    against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any

                                                                             101

    agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or
    Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental
    Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such
    Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the
    Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this
    Section 9.05, each Lender severally agrees to pay to the Administrative
    Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as
    the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral
    Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding
    Term Loans and unused Revolving Credit Commitments at the time.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of
    Credit or the use of the proceeds thereof.

          (e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this
    Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the
    Collateral Agent, any Lender or the Issuing Bank. All amounts due under this
    Section 9.05 shall be payable on written demand therefor.

                                                                             102

          (f) Notwithstanding any other provision of this Agreement, no Lender will assign its rights and obligations under this Agreement, or sell participations in its rights and/or obligations under this Agreement, to any
    Person who is (i) listed on the Specially Designated Nationals and Blocked
    Persons List maintained by the U.S. Department of Treasury Office of Foreign
    Assets Control ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation or (ii)
    either (A) included within the term "designated national" as defined in the
    Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (B) designated under
    Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg.
    49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar executive orders.

      SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan
Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this
Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
(OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN
DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE
STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE
CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF
CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND
PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE
DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE
(THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS,
THE LAWS OF THE STATE OF NEW YORK.

      SECTION 9.08. WAIVERS; AMENDMENT. (a) No failure or delay of the
Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in
exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the
Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders
hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any

                                                                             103

provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section
9.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the
Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C
    Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly adversely affected thereby,
    (ii) increase or extend the Commitment or waive, decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section
    2.17, the provisions of Section 9.04(j) or the provisions of this Section
    9.08 or release any Subsidiary Guarantor (other than in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section
    6.05) or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan
    Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class,
    (v) modify the protections afforded to an SPC pursuant to the provisions of
    Section 9.04(i) without the written consent of such SPC, or (vi) reduce the percentage contained in the definition of the term "Required Lenders"
    without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement and not contemplated herein may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments and Revolving Credit Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the
    Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the
    Administrative Agent, the Collateral Agent, the Issuing Bank or the
    Swingline Lender. Notwithstanding the foregoing, any provision of this
    Agreement or any Security Document may be amended by an agreement in writing entered into solely by the Borrower, any Subsidiary and the Administrative
    Agent or the Collateral Agent to the extent that the Administrative Agent or the Collateral Agent, as the case may be, deems such amendment necessary or advisable in connection with the execution and delivery of any Foreign
    Pledge Agreement or the creation or perfection of any Lien on, or other rights with respect to, any Foreign Pledged Collateral; provided that no such amendment shall impair the rights or interests of any Lender.

                                                                             104

      SECTION 9.09. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C
Disbursement under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such
Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section
9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

      SECTION 9.10. ENTIRE AGREEMENT. This Agreement, the Fee Letter and the
other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan
Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any
Letter of Credit) and, to the extent expressly contemplated hereby, the Related
Parties of each of the Administrative Agent, the Collateral Agent, the Issuing
Bank and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

      SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL
BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF,
UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.
EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY
OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD
NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B)
ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER
INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER
THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

      SECTION 9.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or

                                                                             105

impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 9.13. COUNTERPARTS. This Agreement may be executed in counterparts
(and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03.
Delivery of an executed signature page to this Agreement by facsimile transmission or email shall be as effective as delivery of a manually signed counterpart of this Agreement.

      SECTION 9.14. HEADINGS. Article and Section headings and the Table of
Contents used herein are for convenience of reference only, are not part of this
Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each of the
parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or
Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined only in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or
any Lender may otherwise have to bring any action or proceeding relating to this
Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan
    Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this
    Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                                                                             106

      SECTION 9.16. CONFIDENTIALITY. Each of the Administrative Agent, the
Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such
Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of
Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this
Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section 9.16, "INFORMATION" shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the
Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such
Information as such person would accord its own confidential information. Each
Loan Party consents to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. The Administrative Agent or such
Lender shall provide a draft of any such tombstone or similar advertising material to the Borrower for review and comment prior to the publication thereof.

      SECTION 9.17. USA PATRIOT ACT NOTICE. Each Lender and the Administrative
Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

                [Remainder of this page intentionally left blank]

                                                                             107

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      PANAVISION INC.,

                                        by  /s/ Damien Sullivan
                                            ------------------------------------
                                        Name:  Damien Sullivan
                                        Title: Vice President, General Counsel &
                                               Secretary

                                     CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                                     individually and as Administrative
                                     Agent, Collateral Agent, Swingline
                                     Lender and Issuing Bank,

                                        by  /s/ Robert Hetu
                                           ------------------------------------
                                        Name:  Robert Hetu
                                        Title: Managing Director

                                        by  /s/ Cassandra Droogan
                                           ------------------------------------
                                        Name:  Cassandra Droogan
                                        Title: Vice President

                                      Bear Stearns Corporate Lending Inc.

                                        by  /s/ Richard Bram Smith
                                            ------------------------------------
                                        Name:  Richard Bram Smith
                                        Title: Vice President